Exhibit 10.1

ALL COMMUNICATIONS SHOULD INCLUDE THE CONTRACT NUMBER SHOWN IN BLOCK 5 BELOW

NOTICE OF AWARD, STATEMENT, AND RELEASE DOCUMENT	1.	PAGE 1 OF 3

2. FROM: (Name and address of Sales Office	3.	DATE OF AWARD

Defense Reutilization and Marketing Service 74 North Washington Avenue DRMS J-362 Battle Creek, MI 49037	4.	INVITATION NO. 08-0001
	5.	CONTRACT NO. 08-0001-0001
6. TO: (Name and address of Purchaser) Liquidity Services, Incorporated 1920 L Street, NW 6th Floor Washington, DC 20036	7.	BIDDER NO. 3001287806

	8.	(PAID STAMP)

	(For Release of Property Only)

This is to inform you that your firm has been awarded a contract of sale for the following materials as a result of the above numbered Invitation to Bid.	9. PROPERTY MUST BE REMOVED BY (Final date of removal)

10.	SURPLUS AND/OR EXCHANGE/SALE ITEMS

ITEM NO.	DESCRIPTION		QTY	UNIT	UNIT PRICE	TOTAL PRICE	QUANTITY RELEASED
a	b		c	d	e	f	[g]
See attachment to Notice of Award (page 2)

Final IFB08-0001 and Amendments 1-9 are incorporated.

11.	RELEASE		12.	STATEMENT OF ACCOUNT

An agent of the purchaser obtaining release of the material must present purchaser authorization.			Payment of amount due the U.S. Government must be made prior to removal of any material. Refer to the IFB for all methods of acceptable payment.
A.	I HAVE RECEIVED THE ABOVE LISTED MATERIALS IN THE QUANTITY INDICATED AND HAVE ACCEPTED SAME IN COMPLIANCE WITH THE TERMS OF ABOVE NUMBERED CONTRACT.
			A.	TOTAL CONTRACT PRICE	$

			B.	LESS DEPOSIT	$

			C.	BALANCE DUE	$
TYPED OR PRINTED NAME AND SIGNATURE OF PURCHASER OR AUTHORIZED AGENT
			D.	REFUND DUE	$
B.	RELEASED BY (Signature)
			E.	STORAGE CHARGES	$
C.	DATE	D. VOUCHER NO.
	7-31-08		F.	PAYMENT RECEIVED	$

13	SALES CONTRACTING OFFICER (Typed name &
Signature)			G.	REFUND MADE
NEIL A. WATTERS
/s/ Neil A. Watters

DRMS FORM 1427, AUG 98 (EF)                 IMPORTANT NOTICE PAGE 2                 (Previous edition to be used exhausted)

1

Performance period of this contract is 36 months from the date of the initial delivery order.

Description of the property is as identified in IFB 08-0001.

Bid percentages are as follows:

Sales Item Number:	1
Bid Percentage (Up-Front Property Payment):	2.2577% of acquisition value
Back-End Property Payment (120 days of issue):	1.0% of acquisition value
Total Purchase Price Percentage:	3.2577% of acquisition value
Estimated Total Contract Price:	$140,000,000.00

Bid Deposit Paid:	$100,000.00
Payment Deposit (due within 10 days of award)	$500,000.00
Financial Guarantee Bond (due within 30 days of award)	$4,500,000.00

This contract includes final IFB 08-0001, Amendments 1 through 9, and entire technical proposal submitted in support of RFTP 08-0001.

/s/ Neil A. Watters	07-31-08
NEIL A. WATTERS	DATE
Sales Contracting Officer

2

DISPOSAL NOTIFICATION TO ALL PURCHASERS AND SUB-PURCHASERS

The use, disposition, export and reexport of this property is subject to all applicable U.S laws and regulations, including the Arms Export Control Act (22 CFR 2751 et seq.), the Export Administration Act of 1979 (560 U.S.C, App. 2401 et seq.); International Traffic in Arms Regulations (22 CFR 120 et seq.); Export Administration Regulations (15 CFR 730 et seq.); Foreign Assets Control Regulations (31 CFR 500 et seq.); and the Espionage Act (37 U.S.C. 791 et seq.) which among other things, prohibits:

a.     The making of false statements and concealment of any material information regarding the use or disposition, export or reexport of the property, and

c.     Any use or disposition, export or reexport of the property which is not authorized in accordance with the provisions of this agreement.

Before any reexport or reexport of this property is attempted, contact the Office of Defense Trade Controls, Department of State and the Bureau of Export Administration, Department of Commerce for export licensing

REMARKS

PART 2 - TIPS FOR PURCHASERS

You have been awarded the items listed on the reverse side of this document. In order to minimize confusion or any chance of you having to pay storage charges or your contract being terminated for failure to pay for and remove property, you should do the following:

1.  If there is an amount due indicated in Block 12 C, you should remit this immediately to the sales office indicated in Block 2, NO PROPERTY CAN BE REMOVED UNTIL PAID FOR. Unless otherwise indicated in the IFB, MAKE CHECKS PAYABLE TO:

U.S. TREASURY. Receipts are not furnished.

2.  (Read Block 9). This is your final free removal date. If you do not remove the property by this date you will be placed in Default and storage charges will be assessed.

3.  Make arrangement for pickup of property and send release authorizations to both the carrier and the disposal officer where the material is located. THE GOVERNMENT WILL NOT ACT AS LIAISON IN ANY FASHION BETWEEN PURCHASER AND CARRIER. If desired, a list of carriers serving the area is available from the Sales Office indicated on the reverse side.

4.  Furnish your agent or carrier complete info needed to remove the property. THE GOVERNMENT WILL ONLY MAKE INITIAL PLACEMENT WHERE IT IS PROVIDED THE GOVERNMENT LOADS. PLACING, HANDLING, PACKING, BRACING, BLOCKING ETC., ARE YOUR RESPONSIBILITY.

5.  If the IFB provided that purchaser loads, then you must make all arrangements for loading including any equipment you may require to accomplish such loading. IN THESE INSTANCES, THE GOVERNMENT WILL PROVIDE NO ASSISTANCE.

6.  Follow up with your carrier or agent frequently, especially if you are in default. Extensions or reinstatements of your contract cannot be made because of your agent or carrier’s failure to do something.

7.  Upon receipt of property, inspect it immediately for misdescription. Misdescription claims filed after 30 days from date of removal will be denied as untimely filed.

8.  If you have any questions regarding this award, contact the Sales Contracting Officer at once.

3

SURPLUS USEABLE PROPERTY SALE

DEFENSE REUTILIZATION AND MARKETING SERVICE

INVITATION FOR BID
Number 08-0001

STEP TWO OF TWO-STEP SOLICITATION

May 2008
(Updated with Amendments 1-6)

SURPLUS USEABLE PROPERTY
INVITATION FOR BID
Number 08-0001

TABLE OF CONTENTS

GENERAL STATEMENTS OF CONTRACT	2
ITEM DESCRIPTION	7
ARTICLE ONE: BID EVALUATION AND CONTRACT AWARD	10
Section 1 – Bid Evaluation	10
Section 2 – Contract Award	10
Section 3 – Post-Award Conference	10
ARTICLE TWO: PARTIES TO THE CONTRACT	11
Section 1 – Contractor Information	11
Section 2 – Transfer and Hypothecation	11
Section 3 – Contract of Sale	11
Section 4 – Authority of Sales Contracting Officer (SCO	11
ARTICLE THREE: CONTRACT FINANCIAL RETENTION	11
Section 1 – Bid Deposit	11
Section 2 – Payment Deposit	11
Section 3 – Financial Guarantee Bond	12
ARTICLE FOUR: CONTRACT PERFORMANCE	12
Section 1 – Performance Period	12
Section 2 – Phase-In Period	12
Section 3 – Termination for Convenience of the Government	12
ARTICLE FIVE: DISTRIBUTIONS TO DRMS	15
Section 1 – Monthly Up-Front Property Purchase	15
Section 2 – Monthly Back-End Property Payment	15
Section 3 – Method of Payment	15
Section 4 – Failure to Make Timely Payment	15
ARTICLE SIX: PRODUCT POOL, PROPERTY REFERRALS AND TITLE TRANSFER	15
Section 1 – Product Pool	15
Section 2 – Property Referrals	16
ARTICLE SEVEN: DEMILITARIZATION CODES AND TRADE SECURITY CONTROL (TSC)
REQUIREMENTS	18
Section 1 – Demilitarization Codes	18
Section 2 – Contractor’s Trade Security Control Requirements	19
Section 3 – Munitions List Items and Commerce Control List Items	19
ARTICLE EIGHT: INVENTORY ASSURANCE	21

Section 12 – Electronic Communication	35
ADDITIONAL TERMS AND CONDITIONS OF SALE	36
ADDITIONAL CONTRACT ADVISEMENTS	37
DEFINITIONS	40

v

SURPLUS USEABLE PROPERTY

INVITATION FOR BID
Number 08-0001

STEP TWO OF TWO-STEP SEALED BID

This Invitation For Bid (IFB) is issued by the Defense Reutilization and Marketing Service (DRMS) to initiate Step Two of a two-step sealed bid sales process. The only bids the Sales Contracting Officer (SCO) may consider for award of a contract are those received from bidders that have submitted acceptable technical proposals during Step One of this solicitation under RFTP 08-0001.

The successful bidder’s technical proposal shall be incorporated into any contract awarded in response to this IFB, thus any deviation from the proposal will require a contract modification. In all other respects, the provisions of this IFB shall govern the contract contemplated hereby without regard to assumptions, plans, forecasts, conditions or any other matters set forth in any prospective bidder’s technical proposal submitted in Step One.

Forms for submitting a bid are provided on the DRMS web site, www.drms.dla.mil, then click on Sales Customer. Your Bid Forms and $100,000.00 bid deposit must be delivered to and received by DRMS before the bid opening at 1:00 p.m. EDST on Wednesday, June 11, 2008. Address your Bid Forms and Bid Deposit to:

Mr. Neil Watters
Sales Contracting Officer
DRMS J-362
74 North Washington Avenue
Battle Creek, Michigan 49037-3092
Fax: (269) 961-7568

GENERAL STATEMENTS OF CONTRACT

Certain contents and provisions of this IFB, including Appendices, Attachments and Schedules, are described in general. The following General Statements of Contract are not intended to be complete and do not take precedence over the terms and conditions of this contract. The requirements for all matters discussed in the General Statements are fully defined in the Terms and Conditions Section of this IFB. Any historical data provided in this IFB was derived using existing sources and is presented for general reference only.

Prior to prospective bidders submitting a bid for this IFB, DRMS will offer a tour of a DRMO facility and a pre-proposal conference where a contract overview will be presented and an opportunity for prospective bidders to pose questions. The tour and conference will take place on Wednesday, March 12, 2008 at 8:00AM at DRMO San Antonio, 2603 Parker Road, Building 4199, Fort Sam Houston, TX. The purpose of the conference is to provide the Government an opportunity to present solicitation terms and conditions, explain and provide clarity to the Agency’s expectation in performance, and respond to questions from prospective bidders. All questions and answers provided at the tour and pre-proposal conference will be posted to the DRMS website, www.drms.dla.mil, for viewing.

Prospective bidders are encouraged to attend the site visit tour/pre-proposal conference on March 12, 2008. The point of contact for the scheduled site visit tour/pre-proposal conference is Ms. Becky Bellinger, Sales Contracting Officer. She can be reached via telephone at (269) 961-7079 or electronically, becky.bellinger@dla.mil. Prospective bidders are asked to register for the conference with Ms. Bellinger no later than March 5, 2008 by electronically advising the name of the firm and the number of attendees. Interested bidders are requested to submit any questions they may have electronically to Ms. Bellinger no later than February 29, 2008. Such questions shall be answered and made available to all interested parties at the conference. Receipt of advance questions provides the Government adequate time for proper response. Questions must be directed to the above email address. Remarks and explanations provided at the conference shall not be considered to supersede or otherwise qualify any of the terms of this solicitation unless formally incorporated by amendment.

This IFB relates to useable property that the Government has determined to be surplus to the needs of the Department of Defense and the Federal Government. Useable property is defined with respect to a particular item, as a designation assigned by or with the approval of DRMS personnel meaning that the item has value in excess of that of the item’s material content. Normally, the property will be comprised of items identified by the Government as safe to sell and generally located in the Continental United States (CONUS) to include Alaska, Hawaii, and Guam, however, the Government may include locations outside CONUS at the agreement of both parties. Property issued under this contract will predominately contain a demilitarization code of A, and may contain demilitarization B and Q. In addition, DRMS may opt to include hazardous material (under mutual agreement), such as lead acid batteries, paints, sealants, and fuels; and certain demilitarization code F items where the demilitarization has been performed. NOTE: Bidders are advised that national security decisions are currently pending that could affect the sale of demilitarization code B and Q items. These items may be removed from the product pool in the future.

DRMS receives property at DRMS facilities in CONUS, and one facility each in Guam and Hawaii, and two in Alaska. DRMS may also receive generator property that is not located at a DRMS facility, therefore, may refer for sale to the Contractor at Receipt In Place (RIP) locations. Recycling Control Point (RCP) DLA Depot property will be issued to the Contractor at one of the four DRMS Controlled Property Centers (CPCs) currently located at Columbus, OH; Norfolk, VA; Huntsville, AL; and Stockton, CA.

The successful bidder commits to purchase property issued under this contract on a Delivery Order for a thirty-six (36) month performance period commencing from the date of submission of the initial Delivery Order to the Contractor. DRMS may unilaterally exercise options to extend the performance period for up to an additional twenty-four (24) months via two twelve month options, based on Government requirements.

A bid will consist of one bid percentage specified by the bidder for the Government’s acquisition value of all property received. The winning bid will be determined by the bidder submitting the highest bid percentage. The successful bidder agrees to pay the Government the bid percentage submitted by the bidder of the Government’s acquisition value for each line item issued each month, referred to as the up-front payment. In addition, the Contractor must pay DRMS an additional 1.0% of the Government’s acquisition value for property within 120 days of appearing on a Delivery Order, referred to as the back-end payment.

Within ten (10) days of contract award, the Contractor must pay DRMS a payment deposit totaling five hundred thousand dollars ($500,000) (in addition to the $100,000 bid deposit required at the time of bid submission). The payment deposit will be held by DRMS until the conclusion of the contract wind-down period. The Contractor is also required to provide a financial guarantee bond in the amount of $4.5 million.

Prior to award of this contract, the Contractor will be required to obtain a Trade Security Control clearance by providing the Trade Security Control Office a properly completed End-Use Certificate (EUC) in the form of a DLA Form 1822 (copy available on the DRMS web site, www.drms.dla.mil, then click on Sales Customer. The clearance investigation determines that the entity is who it claims to be, is doing business at the name and location claimed, and that there are no disqualifying factors present (i.e., convictions for illegal export of military technology, debarment by a Government activity, etc.).

All property that the Government issues under this contract requires property assurance responsibilities on the part of the Contractor which may result in the property being returned to the Government. DRMS will furnish the Contractor a Do-Not-Sell (DNS) List (to include updates as often as necessary) and a Demilitarization Code Change (DCC) List (also updated as often as necessary) representing items that are or have become prohibited from sale. Contractor will return any item on the DNS and DCC lists prior to release to resale customers and shall identify the return by the applicable Delivery Order and Disposal Turn-In Document (DTID). De-incentives will apply to the Contractor with regard to the resale of items that DRMS has identified as becoming controlled or DEMIL required and placed on the DNS or DCC List.

Certain property identified for return may have already been resold by the Contractor and no longer in the Contractor’s possession. DRMS suggests the Contractor advise resale buyers that due to national security, the Government may ask for the return of property. Contractor will be required to inform their customer of the property’s status and request that it be returned. Contractor agrees to withhold further sales participation from customers who are non-responsive or who refuse to return the property still within their possession.

There may also be occasions when the Government will request the return of property issued to the Contractor because it is required for DOD/DRMS mission. DRMS does not anticipate a large volume of property will be requested in this manner. DRMS will refund the Contractor’s purchase price for the return of the items requested by DRMS and will advise Contractor of return process at DRMS expense.

Contractor agrees to fully cooperate with the Government when informed by DRMS of any reviews or investigations by any DOD or Federal Government investigative service or agency. Contractor agrees to provide DRMS with all requested information regarding the property or information relating to the customer purchasing the property. Contractor must make all sales records, property, and customer’s records pertaining to such investigations available to DRMS upon request.

The Contractor may be asked to serve as a sales broker for DRMS from time to time as DRMS may elect to refer certain non-DRMS assets to the Contractor in support of the DRMS Sales program. Title to these items will remain with the Government until sale to a resale buyer and removal of the property from Government premises. DRMS will issue these items in-place and the resale must also take place at the in-place location. Any inspection or sale of this property must have prior approval of DRMS. Contractor will be required to hold all item bid amounts separate from other funds.

In accordance with the June 4, 2001 memorandum from the Deputy Secretary of Defense, certain security measures have been imposed when disposing of Automatic Data Processing Equipment (ADPE). A copy of the specific guidance is available on the DRMS web site, www.drms.dla.mil, then click on Sales Customer. Therefore, specific verification/certification processes and reporting requirements must be provided in the event the following FSCs are issued to the Contractor:

7020 – ADP CENTRAL PROCESSING UNIT, ANALOG

7021 – ADP CENTRAL PROCESSING UNIT, DIGITAL

7022 – ADP CENTRAL PROCESSING UNIT, HYBRID

7025 – ADP INPUT/OUTPUT AND STORAGE DEVICES

DRMS will not provide the Contractor indoor or outdoor storage space for the purposes of this contract, therefore, the Contractor is required to obtain their own storage space. Temporary staging areas will be provided for the Contractor to pack and sort property for shipping to Contractor’s storage facilities. Property being stored by the Contractor must be safeguarded to the satisfaction of the Government at all times. The Government reserves the right to conduct “no-notice” site inspections as needed. Special circumstances may arise where DRMS will allow the property to remain on a

Government facility, however, expressed authorization from DRMS is required. The Contractor will be charged storage charges for property not removed from a Government facility in a timely manner. Government owned Material Handling Equipment (MHE) will be made available to the Contractor at the discretion of the Government.

The Contractor is required to participate in the Government’s Federal Asset Sales (eFAS) Program whereby the Contractor agrees to integrate all sales being conducted by the Contractor to the website, GovSales.gov, a Real and Personal Property Portal that facilitates the sale for all Government Agencies. Required quarterly reports reflecting Contractor sales performance must be provided to the GSA GovSales Planning Office.

The Contractor must meet certain small business participation goals when reselling the property issued under this contract. Required monthly reports reflecting the participation must be provided to DRMS.

The contract requires that the Contractor fulfill certain requirements related to national security, DRMS customer service, and compliance review. In addition, the Contractor is fully auditable, therefore, will remain cooperative with DRMS audit requirements to include accounting statements, insurance coverage, inventory control and asset tracking procedures, inventory aging, and returning/retrieving controlled/demilitarization items, both prior to resale and after. Any and all of the Contractor’s records must be made available to DRMS, to include providing DRMS copies and/or allowing DRMS to make copies of all records requested. Records will be made available in either electronic or hard copy form as required by DRMS. The contract also contains certain provisions regarding the logistical interface with DRMS and its generators.

The Contractor must work effectively with DRMO personnel with respect to logistics, and must interact with DRMS personnel with regard to national security matters, customer service requests of DRMS, financial reporting, compliance monitoring and dispute resolution.

The Government reserves the right to conduct a post-award conference as early as two weeks after award. The purpose of the conference is to ensure the Contractor fully understands the terms and conditions of this contract. The location and date of the conference will be determined by DRMS and the costs incurred by Contractor personnel attending shall be paid in full by the Contractor without reimbursement by DRMS.

A prospective bidder should be aware of certain risk factors that could affect a bidder’s assessment of this contract and the calculations supporting the resulting bid. Although DRMS does not represent that it has identified all such risk factors, the following, in addition to those risks identified elsewhere in this IFB, should be considered by a prospective bidder:

The future volume, quality, condition, market value, types (i.e., distribution of property referrals across Federal Supply Classes (FSCs), and geographic concentrations (i.e., referrals for sale at particular delivery points) of the property cannot be predicted.

Described generally, applicable statutes and regulations grant DRMS less flexibility to agree to amend a contract after award than prospective bidders may have experienced in other contractual settings. Prospective bidders should assume that the provisions of the contract cannot be significantly amended after award.

This IFB may be the subject of one or more protests to the U.S. General Accountability Office. Moreover, it is possible that, either pending or after award, one or more third parties that object to this contract could institute litigation involving both DRMS and the Contractor. DRMS cannot predict the likelihood or the possible grounds for such litigation. Nevertheless, this is a risk factor that should be assessed by a prospective bidder.

Applicable statutes, regulations, policies and inter-service agreements govern whether the disposition of particular items of surplus is through DRMS or through other disposition modes. The volume and nature of the property referred for sale under this contract could be affected by changes in such governing statutes, regulations, policies and inter-service agreements.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

ITEM DESCRIPTION

It has been determined that after the DOD/DRMS Reutilization, Transfer, or Donation process, the items within the property pool are no longer needed by the Department of Defense or Federal Government and consist of:

ITEM 1: Useable property normally comprised of items identified by the Government as safe to sell and located in the Continental United States to include Alaska, Hawaii, and Guam, however, at times, the Government may include locations outside of the Continental United States at the agreement of both parties. Property issued will predominately contain a demilitarization code of A and may include B, Q and F. The Government may elect to offer property consisting of hazardous material (under mutual agreement), such as lead acid batteries, paints, sealants, and fuels; and certain demilitarization code F items where the demilitarization has been performed. NOTE: Bidders are advised that national security decisions are currently pending that could impact the sale of demilitarization code B and Q items and, these items could be removed from the product pool in the future.

Described very generally, a demilitarization code is a single alpha character assigned by the item manager that identifies the degree of demilitarization necessary prior to accomplishing final disposition of an item. For the purposes of this IFB, the following definitions are provided:

DEMIL Code A – Demilitarization not required.

DEMIL Code B – Demilitarization not required, however Trade Security Controls (as set forth by the Department of State) required at time of disposition.

DEMIL Code Q – Demilitarization not required, however Trade Security Controls (as set forth by the Department of Commerce) required at time of disposition.

DEMIL Code F – Demilitarization instructions to be furnished by the Item/Technical Manager/Equipment Specialist, however, Trade Security Controls (as set forth by the Department of State) required at time of disposition.

The Government will decide items to be sold to the Contractor regardless of Federal Supply Class (FSC), location, or demilitarization code. Contractor has no right to any property that is not issued on a delivery order under the terms of this contract. The Government guarantees to issue the Contractor the lesser of either 130,000 line items of property annually or issue to the Contractor, property with an annual acquisition value of $600,000,000 under this contract. DRMS reserves the right to sell property or offer property through alternative sales or contract means for all property not considered part of this contract.

Each line item of property will be identified by either a National Stock Number (NSN) or a Local Stock Number (LSN) provided by the generator — usually a military base or other Department of Defense (DOD) facility. NSNs are obtained from centralized federal procurement records. For items identified by the generator by NSN, DRMS employs an automated system that matches the NSN to the item’s acquisition value as recorded in these procurement records.

Local Stock Numbers (LSNs) are assigned by personnel of the generator for when the item’s NSN is unknown or unavailable. The acquisition value of an item identified by LSN is determined by the generator and reported to DRMS on the documentation associated with release of the item by the generator to DRMS. LSN acquisition values are either the generator’s recorded original procurement cost or its estimate of the item’s replacement cost. In some instances, DRMS receiving personnel will correct the generator’s turn-in documentation by replacing an LSN with an NSN. In such cases the item’s acquisition value is that corresponding to the NSN rather than that originally reported by the generator.

The following data presented is a sample of the data DRMS is making available to prospective bidders on the DRMS web site, www.drms.dla.mil, then click on Sales Customer. The data provides a sales history to include returns of FSCs, DEMIL Codes, line items, and acquisition values. Bidders are advised that any sales history information is provided for informational purposes only. Prior year property generations and sales data are not predictors of future generations or sales.

This table represents a small summary of property delivered on the current usable sales contract for FY05, FY06, and FY07 and is sorted by which location it was delivered under.

NOTE: All property locations with type “RCP” will be delivered to Stockton, Huntsville, Norfolk, or Columbus (OH).

			FY 2005 Delivered			FY 2006 Delivered			FY 2007 Delivered
DRMO	DRMO Name	Type	L/I	Qty	AcqVal	L/I	Qty	AcqVal	L/I	Qty	AcqVal
SXVA	Campbell		7,744	217,474	$33,584,956.39	2,546	101,560	$14,690,702.42	0	0	$0.00
SYCA	Colorado Springs		7,819	132,755	$42,227,296.29	10,218	146,117	$73,303,138.20	6,211	196,547	$35,973,397.59
SXGF	Eglin		18,933	143,373	$72,470,358.88	18,933	116,430	$71,801,958.59	579	9,543	$21,977,697.53
SSBA	Guam		9,876	197,388	$14,787,809.05	12,990	182,209	$8,696,234.61	9,364	115,861	$18,403,040.46
SSAA	Hawaii	MEO	23,372	503,431	$52,365,667.99	14,341	310,860	$40,411,920.36	12,550	212,914	$39,495,988.47
SYBA	Hill	MEO	12,540	705,406	$87,983,465.66	13,031	428,031	$83,526,757.07	9,890	350,532	$100,472,761.43
SZ7A	Hood		8,959	198,520	$52,984,395.13	2,070	59,166	$12,296,323.74	0	0	$0.00
S9WB	Jacksonville	RCP	10,439	343,909	$151,745,089.87	2,060	48,876	$102,543,687.17	2,107	50,798	$62,798,469.16
SXGA	Jacksonville		13,835	648,304	$124,826,838.49	10,396	657,454	$62,798,477.30	3	5	$153,071.00
SZPA	Lewis	MEO	18,181	1,370,420	$92,132,956.50	15,654	670,231	$84,486,254.06	14,367	554,945	$78,354,926.17
STWA	Meade		24,757	207,535	$113,620,186.33	9,522	116,818	$41,773,904.44	3,295	40,422	$30,261,117.10
SVEA	Mechanicsburg	MEO	12,842	837,044	$81,508,603.06	20,544	1,781,444	$153,129,072.32	23,550	1,330,375	$148,373,295.84
S9WN	New Cumberland	RCP	9,605	1,070,357	$49,428,304.35	7,082	1,404,906	$44,811,729.53	9,036	3,299,948	$47,608,487.88
S9WE	Norfolk	RCP	13,971	263,294	$106,257,232.21	6,579	117,782	$176,642,939.04	8,003	205,125	$91,182,683.61
ST1A	Norfolk	MEO	21,116	607,668	$97,353,909.64	18,667	322,420	$62,765,841.09	14,196	369,968	$77,145,536.28
SY6P	Polk		8,011	138,933	$29,154,974.18	4,734	86,047	$16,785,546.44	168	172	$5,313,950.00
S9WP	Richmond	RCP	7,672	303,199	$16,486,710.45	6,166	1,049,969	$11,048,449.13	16,547	1,745,529	$18,026,442.97
ST4A	Richmond		13,234	243,249	$75,574,941.83	13,251	166,226	$68,969,798.93	2,039	40,449	$8,741,116.64
SY4A	Riley	MEO	11,081	520,339	$50,878,983.65	7,346	380,743	$33,313,744.90	5,422	289,687	$48,827,806.80
SY6A	San Antonio		9,655	138,834	$58,226,974.63	1,413	17,793	$16,677,753.32	3,206	93,163	$22,622,943.49
S9WA	San Diego	RCP	10,302	235,923	$160,965,273.58	21,596	293,304	$225,506,129.62	5,225	102,658	$133,748,511.91
SYUA	San Diego		11,755	328,958	$62,959,482.55	2,244	212,263	$21,201,602.81	0	0	$0.00
S9WS	Sharpe	RCP	13,513	918,761	$30,404,039.44	7,627	1,247,406	$30,324,432.27	19,091	3,075,977	$46,870,365.59
ST1J	St Juliens		18,436	708,583	$120,228,320.67	11,405	497,184	$103,746,449.56	1,309	59,435	$25,227,542.07
SVXP	Wright-Patterson		10,476	197,171	$43,565,081.43	16,470	61,994	$36,305,575.09	71	2,021	$198,350.00

This table represents a small summary of property that has been delivered under the current DRMS usable sales contract for FY05, FY06, and FY07. This data has been sorted by the Federal Stock Class and is accurate to the best of the Governments knowledge. The data does not represent property that will be delivered under the future contract.

			FY 2005 Delivered			FY 2006 Delivered			FY 2007 Delivered
FSC	Description	Demil	L/I	Qty	AcqVal	L/I	Qty	AcqVal	L/I	Qty	AcqVal
1560	Airframe Structural Comp	B	10,389	183,364	$76,511,964.71	6,884	71,826	$50,821,551.60	6,876	81,464	$55,946,405.06
4730	Fittings And Specialties; H	A	6,042	167,678	$9,516,140.89	5,126	217,895	$7,975,711.62	5,623	293,720	$10,455,261.69
4820	Valves, Nonpowered	A	3,706	25,874	$18,456,904.13	3,505	22,354	$21,123,964.08	4,710	83,567	$21,228,599.09
4920	Aircraft Maintenance And	A	3,659	9,700	$74,185,735.40	3,102	8,944	$72,098,799.01	1,671	4,705	$40,140,160.91
5330	Packing And Gasket Mate	A	3,176	206,832	$6,609,663.04	2,979	265,893	$6,098,077.83	3,274	254,309	$12,871,230.58
5340	Miscellaneous Hardware	A	3,473	334,634	$10,101,626.39	3,596	194,703	$7,714,965.80	3,750	637,229	$7,908,276.02
5935	Connectors, Electrical	A	9,255	1,193,936	$11,099,078.20	8,671	263,432	$9,233,783.80	13,634	574,463	$12,231,384.85
6130	Converters, Electrical, No	A	5,104	22,180	$35,616,604.86	4,097	16,500	$27,878,903.58	1,596	10,217	$21,515,077.05
6130	Converters, Electrical, No	B	4,181	15,803	$154,857,908.00	3,561	14,418	$160,576,597.11	3,204	13,242	$114,275,938.83
6515	Medical And Surgical Inst	A	8,385	94,360	$50,308,253.84	7,997	123,126	$43,892,546.16	8,113	156,694	$44,469,384.16
6530	Hospital Furniture, Equip	A	2,965	22,114	$16,818,053.51	2,931	66,895	$20,070,481.45	4,013	76,701	$24,831,706.88
6625	Electrical/Electronic Prop	A	21,251	53,794	$203,791,818.53	15,285	43,640	$181,157,292.48	5,614	20,896	$50,697,502.89
7025	Adp Input/Output And Sto	A	81,643	1,052,779	$263,753,583.12	53,564	440,918	$179,275,260.49	6,106	45,563	$20,259,664.11
8415	Clothing, Special Purpose	A	23,122	1,162,838	$46,322,518.31	12,515	702,725	$28,416,914.59	7,241	545,483	$23,131,403.61
8465	Individual Equipment	A	9,226	871,049	$22,958,485.04	8,608	952,941	$18,387,137.37	7,793	1,185,435	$19,805,298.47

This data represents a small summary of returns from the current DRMS usable sales contract and is sorted by FSC showing the workload, quantity, and acquisition value of the property that has been returned. Policy changes could influence the volume of returns in the future.

			FY 2005 Returned			FY 2006 Returned			FY 2007 Returned
FSC	Description	Demil	L/I	Qty	AcqVal	L/I	Qty	AcqVal	L/I	Qty	AcqVal
1560	Airframe Structural Com	B	126	15,976	$(15,287,353.61)	214	2,093	$(3,570,133.71)	241	2,183	$(5,475,778.13)
4730	Fittings And Specialties;	A	49	4,844	$(281,839.85)	85	4,664	$(217,324.63)	81	4,973	$(207,930.41)
4920	Aircraft Maintenance An	A	56	140	$(4,504,180.22)	92	245	$(12,814,733.01)	48	81	$(1,995,431.93)
4935	Guided Missile Maintena	B	14	29	$(4,328,967.08)	65	298	$(4,377,122.81)	16	57	$(763,193.58)
5820	Radio And Television Co	A	56	243	$(491,664.46)	69	215	$(706,925.15)	23	73	$(245,737.53)
5895	Miscellaneous Communi	A	69	519	$(49,437,435.65)	101	835	$(7,724,516.88)	99	1,262	$(1,649,898.36)
5895	Miscellaneous Communi	B	54	435	$(33,573,914.45)	113	715	$(12,742,636.29)	52	631	$(12,179,780.58)
5935	Connectors, Electrical	A	163	2,092	$(111,531.07)	178	2,210	$(233,805.43)	257	9,966	$(659,890.64)
5985	Antennas,Waveguide A	B	32	97	$(292,730.96)	73	324	$(831,857.83)	69	408	$(2,486,453.81)
5999	Miscellaneous Electrical	A	47	634	$(110,073.27)	79	5,456	$(83,253.80)	66	3,176	$(60,582.04)
6130	Converters, Electrical, N	A	67	292	$(98,217.19)	67	513	$(269,250.78)	33	295	$(469,085.60)
6515	Medical And Surgical Ins	A	86	887	$(3,047,682.29)	89	741	$(660,954.53)	303	1,547	$(2,705,293.32)
6530	Hospital Furniture, Equip	A	52	356	$(277,396.22)	62	1,178	$(417,239.47)	133	4,260	$(1,382,469.10)
6625	Electrical/Electronic Prop	A	167	920	$(13,516,894.25)	291	1,126	$(37,057,030.53)	379	657	$(4,945,626.82)
6625	Electrical/Electronic Prop	B	60	186	$(2,010,944.47)	116	316	$(5,961,159.08)	126	196	$(2,905,457.57)
7010	Adpe Configuration	A	101	211	$(696,770.01)	81	303	$(13,132,046.08)	12	81	$(43,264.27)
7021	Adp Central Processing	A	169	582	$(1,484,276.68)	265	1,172	$(29,258,378.95)	27	310	$(467,667.78)
7025	Adp Input/Output And St	A	547	4,432	$(4,587,201.71)	711	19,604	$(18,735,265.87)	363	5,124	$(1,806,962.74)
7050	Adp Components	A	8	47	$(107,060.36)	64	713	$(147,613.65)	22	212	$(415,280.93)
7105	Household Furniture	A	165	2,048	$(250,012.90)	114	2,452	$(436,886.37)	50	3,073	$(494,517.85)
7110	Office Furniture	A	423	4,248	$(470,169.47)	408	2,979	$(319,841.31)	243	2,393	$(271,271.20)
7125	Cabinets, Lockers, Bins	A	62	386	$(94,724.64)	64	331	$(37,902.90)	37	369	$(38,611.00)
8405	Outerwear, Men’s	A	50	2,701	$(104,198.20)	78	11,495	$(159,570.35)	278	17,345	$(648,483.58)
8415	Clothing, Special Purpos	A	222	23,443	$(981,049.74)	597	26,642	$(1,403,452.58)	1,017	58,845	$(2,843,645.80)
8465	Individual Equipment	A	189	21,353	$(263,125.92)	205	15,809	$(373,992.95)	289	38,217	$(708,154.14)

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ADDITIONAL TERMS AND CONDITIONS OF SALE

The following Articles (not part of the Sale By Reference (SBR)) apply and constitute terms and conditions of this sale:

ARTICLE ONE: Bid Evaluation and Contract Award

Section 1 – Bid Evaluation - Award will be made to the responsive, responsible bidder that has submitted the highest bid price consisting of one bid percentage specified by the bidder. The bid must be expressed as a percentage of the acquisition value of the property delivered under this contract and must exceed zero, and only four (4) digits to the right of the decimal without rounding. The winning bid will be determined by the bidder submitting the highest bid percentage. After the contract is awarded, the Contractor’s upfront purchase price for property will be determined by multiplying the applicable bid percentage by the item’s acquisition value. The Government reserves the right to not award a contract if such contract is deemed not to be in the Government’s best interest. Further, the Government may also reject any bid if DRMS determines that accepting such bid would not be in the Government’s best interest.

Section 2 – Contract Award – At the time of bid opening, the SCO will determine if each bid is responsive, prior to award of the contract. The contract will be awarded to the highest responsive bidder. In the event of a termination of the original Contractor within sixty (60) days of the date of award, the SCO may award the contract to the next highest responsive bidder determined by the SCO if bids have not expired, and such award is otherwise determined to be in the Government’s best interest, price and other factors considered.

Section 3 – Post-Award Conference - The Government reserves the right to conduct a post-award conference as early as two weeks after award. The purpose of the conference is to ensure the Contractor fully understands the terms and conditions of this contract. The location and date of the conference will be determined by DRMS and the costs incurred by Contractor personnel attending shall be paid in full by the Contractor.

Section 4 – Pre-Award Survey - After solicitation opening/closing and prior to award, the Government may conduct a Pre-Award survey of one or more offerors who may become eligible for award after final evaluation. Offerors must cooperate in the Pre-Award process by assisting in arrangements or by providing requested information in a timely manner. The Pre-Award survey may be conducted at the Contractor’s facility(ies) or other location(s) as deemed necessary by the Government and may include a review of Contractor’s facilities and equipment, financial capability or disclosure of a Contractor’s financial condition, quality assurance, safety, and transportation. The Pre-Award survey is one of the factors used by the Government to determine the Contractor’s ability to satisfactorily perform the work set forth in this solicitation. Offerors are advised that accomplishment of a Pre-Award survey or furnishing documents to the Government in support of the Pre-Award survey is part of the evaluation of the responsibility process and is not to be construed as an indication that an offeror will receive award of a contract.

ARTICLE TWO: Parties to the Contract

Section 1 – Contractor Information - Within thirty (30) days of the date of contract award, Contractor shall provide DRMS the following information:

(A) Designation of key persons, if any, in addition to those identified in Contractors technical proposal

(B) Contractor shall provide the SCO notification of any changes to the above within ten (10) days of the change.

Section 2 – Transfer and Hypothecation

(A) General Prohibition - Except as specifically provided herein or specifically approved by DRMS in writing, the Contractor may not directly or indirectly sell, transfer, assign, pledge, offer as collateral or otherwise hypothecate all or any part of its rights or obligations under the contract.

(B) Attempted Transfer - Any attempted transfer in violation of the provisions of this Article shall be null and void, and shall constitute a material breach of this contract.

Section 3 – Contract of Sale

(A) Relationship of Parties - This contract is an agreement for the sale of the property by DRMS as seller to Contractor as the buyer. Contractor and DRMS expressly disavow the creation of any other relationship, including without limitation principal-agent, master-servant, employer-employee, general or limited partnership, or joint venture, between DRMS and the Contractor.

(B) Parties to Contract - The parties to this contract are DRMS and the Contractor. The exclusive representative of DRMS for all purposes under this contract is the SCO, and all notices, demands, requests, consents, approvals, declarations, reports and other communications to DRMS from Contractor shall be deemed ineffective unless addressed to the SCO. Communications from the Contractor to anyone other than the SCO shall not be deemed received by DRMS.

Section 4 – Authority of Sales Contracting Officer (SCO) - On behalf of DRMS, the SCO has the authority to represent DRMS and to commit DRMS to take such actions as are permitted or required and to extend or waive timing requirements or deadlines as may reasonably be required under the circumstances of this contract.

ARTICLE THREE: Contract Financial Retention

Section 1 – Bid Deposit - Each bid must be accompanied by a refundable bid deposit in the form of a guaranteed instrument (cashier’s or certified check) in the amount of one-hundred thousand dollars ($100,000.00) payable to U.S. Treasury. DRMS will retain the bid deposit until completion of the wind-down period. The bid deposit will be applied to any unpaid billings or to offset any other claim that DRMS may have against the Contractor. DRMS shall return any available balance of the bid deposit, without interest, to Contractor at the completion of the wind-down period.

Section 2 – Payment Deposit - Within ten (10) days of contract award, Contractor shall provide DRMS the amount of five-hundred thousand dollars ($500,000.00), referred to as the payment deposit. The payment deposit must be made via guaranteed instrument, cashier/certified check, wire transfer or

Electronic Funds Transfer (EFT). DRMS will retain the payment deposit until the completion of the wind-down period. The payment deposit will be applied to any unpaid billings or to offset any other claim that DRMS may have against the Contractor. DRMS shall return any available balance of the payment deposit, without interest, to Contractor at the completion of the wind-down period.

Section 3 – Financial Guarantee Bond – Within thirty (30) days of award Contractor shall obtain a financial guarantee bond in favor of DRMS in the amount of four million five hundred thousand dollars ($4,500,000.00). The purpose of the Financial Guarantee Bond shall be to provide a source of payment to DRMS in an amount reasonably sufficient to satisfy the financial obligations of Contractor or for damages arising out of a material breach by Contractor. The Financial Guarantee Bond shall be issued by such surety and in such form that are acceptable to DRMS. The Bond shall be carried for the duration of the contract, however, may be renewed on an annual basis, renewable at the sole option of the surety.

ARTICLE FOUR: Contract Performance

Section 1 – Performance Period - Subject to the early cancellation option provisions and the Termination for Convenience of the Government provisions, the Government shall provide property for a thirty-six (36) month period from the date of the initial delivery order to Contractor. DRMS may exercise two one-year options to extend the performance period for up to an additional twenty-four (24) months based on Government requirements. The Government may extend the term of this contract by providing written notice to the Contractor within 120 days of contract end. The preliminary notice does not commit the Government to an extension. If the Government exercises this option, the extended contract shall be considered to include this option clause. The total duration of this contract, including the exercise of any options shall not exceed sixty (60) months or five (5) years.

Section 2 – Phase-In Period - The Contractor must be fully operational and prepared to accept all property within three (3) months of award. If Contractor is unable to receive property after three (3) months, DRMS shall have the right to sell property to other buyers until the Contractor is functional and able to receive property. Contractor must notify the Government when they are ready to accept property. Contractor may request acceleration of referrals at any delivery point, and DRMS will respond to such request in the exercise of its sole discretion.

Section 3 – Termination for Convenience of the Government – The Government may terminate performance of work under this contract in whole or, from time to time, in part if the SCO determines that a termination is in the Government’s interest. The SCO shall terminate by delivering to the Contractor a Notice of Termination specifying the extent of termination and the effective date.

After receipt of a Notice of Termination, and except as directed by the SCO, the Contractor shall immediately proceed with the following obligations, regardless of any delay in determining or adjusting any amounts due under this clause:

(1) Stop work as specified in the notice.

(2) Unless otherwise directed by the SCO, place no further subcontracts or orders (referred to as subcontracts in this clause) for materials, services, or facilities. Stop any pending sales and make no further sales to resale buyers.

(3) Terminate all subcontracts to the extent they relate to the work terminated.

(4) Unless otherwise directed by the SCO, assign to the Government, as directed by the SCO, all right, title, and interest of the property issued by Delivery Order whether in Contractor or subcontractor facilities. Whether property is in Contractor or subcontractor facilities, coordinate with the SCO the return of any property issued to the Contractor by Delivery Order to the Government or move property to Contractor owned facilities for Government retrieval upon written direction from the SCO.

(5) With approval or ratification to the extent required by the SCO, settle all outstanding liabilities and termination settlement proposals arising from the termination of subcontracts.

(6) Take any action that may be necessary, or that the SCO may direct, for the protection and preservation of the property related to this contract that is under title and/or in the possession of the Contractor or subcontractor and in which the Government has or may acquire an interest until surrendered to the Government or its agent. The Contractor and SCO shall agree on payment for the preservation and protection of goods. Failure to agree on an amount will be a dispute under the Disputes clause.

The Contractor shall submit a complete termination inventory schedule to include a list, certified as to DTID and quantity, of termination inventory no later than 30 days from the effective date of termination, unless extended in writing by the SCO upon written request of the Contractor within this 30 day period. The Government will review the inventory list within 14 days and contact the Contractor with any discrepancies and notify the Contractor of items that the Contractor can retain title of. The retention of title of these items will be by mutual agreement.

If the Contractor has any cost it wishes the Government to consider prior to the Government assessing settlement costs, they must be submitted within 14 days of final removal of returned surplus property to the Government. Any cost submitted by the Contractor must be determined to be allocable, allowable, and reasonable and supported with documentation to the degree required by the SCO. Unless extended in writing by the SCO, upon written request of the Contractor, the SCO shall determine the settlement proposal within 14 days of receipt of any submission of final Contractor settlement costs. If the Contractor fails to submit their proposal for settlement cost within the time allowed, the SCO may determine, on the basis of information available, the amount, if any, due the Contractor or owed by the Contractor. If the Contractor pays for return of the property issued on Delivery Order, the cost of return of the property issued by Delivery Order will be offset by any payment the Government has already received for said property. If the Government pays for the return of property payment received for the property will be returned less any Government determined settlement costs to be paid by the Government.

The Contractor has 14 days to review the contract settlement proposal and request any additional information. Payment to be made by either party shall be made within 30 days of Contractor receipt of the settlement proposal. Any amount due the Contractor may include a reasonable allowance for profit for work completed. If the Contractor fails to pay settlement cost within the specified time, the cost will be deducted from any deposit funds available from the performance of this contract. Any remaining funds from the deposit will be returned by the Government.

If the Contractor and the SCO fail to agree on the amount that may have been determined due to the Contractor by the Government due to the termination of the sales contract, the SCO shall pay the Contractor the amounts determined by the SCO within the specified time. Any amount due to be paid by the Contractor and not paid within the specified time period shall be charged interest based on the rate determined by the Secretary of Treasury.

The cost principles and procedures of Part 31 of the Federal Acquisition Regulation, in effect on the date of this contract, shall govern all costs claimed, agreed to, or determined under this clause.

The Contractor shall have the right of appeal, under the Disputes clause, from any determination made by the SCO, except that if the Contractor failed to submit the termination settlement proposal or a request for equitable adjustment within the time provided.

In arriving at the amount due the Contractor under this clause, there shall be deducted;

(1) Any claim which the Government has against the Contractor under this contract; and

(2) The agreed price for, or the proceeds of sale of, materials, supplies, or other things acquired by the Contractor or sold under the provisions of this clause and not recovered by or credited to the Government.

This clause has the same full effect, if this contract is terminated in partial.

Unless otherwise provided in this contract or by statute, the Contractor shall maintain all records and documents relating to the terminated portion of this contract for 3 years after final settlement. This includes all books and other evidence bearing on the Contractor’s costs and expenses under this contract. The Contractor shall make these records and documents available to the Government, at the Contractor’s office, at all reasonable times, without any direct charge. If approved by the SCO, photographs, microphotographs, or other authentic reproductions may be maintained instead of original records and documents.

Section 4 - Wind-Down Commencement Date - Beginning with the date that is the earlier of either the end of the performance period or the effective date of termination by reason of DRMS or Contractor exercising the early cancellation option or by reason of a material breach, the contract shall wind-down for a period of 120 days.

Section 5 - Cessation of Property Referrals - There shall be no further referrals of property by DRMS to Contractor from the wind-down commencement date forward. Submission of monthly, quarterly and annual reports shall continue as before the wind-down commencement date until the wind-down is completed.

Section 6 - Conduct of Wind-Down - From the wind-down commencement date forward, Contractor shall perform their remaining obligations hereunder in accordance with the provisions of this contract. During contract wind-down period should the Contractor elect not to sell property that as been previously issued on a Delivery Order, it shall be the Contractor’s sole responsibility for any cost associated with the return of the property to the Government. Any purchase price paid by the Contractor shall not be refunded to the Contractor. As in Article Six, the Contractor has the right to return, and is required to return, property after having paid the Contractor’s purchase price should the Contractor elect to not resell.

ARTICLE FIVE: Distributions to DRMS

Section 1 – Monthly Up-Front Property Purchase – Contractor will pay DRMS the billed amount for the up-front purchase of property each month. DRMS will issue a Statement of Account (SOA) to the Contractor no later than the last day of each month. The SOA will reflect the up-front purchase price (based on the Contractor’s bid price) for the property issued to the Contractor during the prior month less any credits applied during the month for returned property. The balance reflected on the SOA will be the amount owed to DRMS by the Contractor for the particular month billed. Contractor is required to submit payment to DRMS no later than the 15th of each month.

Section 2 – Monthly Back-End Property Payment – In addition to the Up-front purchase price described in Section 1 of this article, the contractor will also pay DRMS 1.0% of the acquisition value 120 days after appearing on a Delivery Order. DRMS will issue a Statement of Account (SOA) to the Contractor on the last day of the month. The SOA will reflect the back-end payment for property that was issued to the Contractor 120 days ago. Contractor is required to submit payment to DRMS no later than the 15th of each month.

Section 3 – Method of Payment - DRMS prefers payment to be made via an Electronic Funds Transfer (EFT), however, payments may also be made via wire transfer, guaranteed instrument (certified or cashier’s check) made payable to U.S. Treasury. The account number for EFT and wire transfers will be provided by the SCO and updated whenever necessary.

Section 4 – Failure to Make Timely Payment - Should Contractor fail to pay to DRMS the full amount owed as reflected on the SOA each month on or before the date that such payment is due, DRMS may, in its sole discretion, (i) apply that portion of the payment deposit that is necessary to pay the amount owed, and (ii) notify Contractor that such failure constitutes a material breach that the Contractor must cure within ten (10) days of notice thereof by paying to DRMS an amount equal to one- hundred twenty percent (120%) of the subject amount owed, which payment shall be applied by DRMS to replenish and increase the amount of the payment deposit. The Contractor shall also be assessed interest on the payment based on the current rate as determined by the Secretary of Treasury. The interest will be added to the next month’s Statement of Account.

ARTICLE SIX: Product Pool, Property Referrals and Title Transfer

Section 1 – Product Pool

(A) Property Flow - Property included in this contract will normally be comprised of useable items identified by the Government as safe to sell and located in the Continental United States, to include Alaska, Hawaii, and Guam, however, at times, the Government may include locations outside of CONUS at the agreement of both parties. Property issued will predominately contain a demilitarization code of A, and may include B, Q and F. NOTE: National security decisions are currently pending that could impact the sale of demilitarization code B and Q items and, therefore, could be removed from the product pool in the future. The Government guarantees to issue the Contractor the lesser of 130,000 lines items of property annually or issue to the Contractor property with an acquisition value of $600,000,000.00 annually under this contract. DRMS reserves the right to sell property or offer property through alternative sales or contract means for all property not considered part of this contract. The Government may elect to offer property consisting of hazardous material, such as lead acid batteries, paints, sealants, and fuels; and certain demilitarization code F items where the demilitarization has been performed.

(B) Government’s Right to Retrieve Property - The Government reserves the right to retrieve or restrict property from the Contractor that is found to have become controlled or is needed in support of or impacts the DOD mission. Contractor must return those items upon notification from the Government and must coordinate return shipment with the SCO. DRMS will refund Contractor’s purchase price in addition to the cost associated with the cost of return of the property to DRMS. DRMS will not reimburse the Contractor for any lost revenue associated with property that has been sold to a resale buyer.

(C) Contractor’s Right to Non-Delivery Order Items - The Government will decide items to be sold to the Contractor regardless of FSC, location, or demilitarization code. Contractor has no right to any property that is not issued to them on a delivery order. Subject to certain limited exceptions, the Contractor will have the contractual obligation to purchase the flow of property when issued on a delivery order. The Contractor, however, will also have the right to return, and is required to return, property after having paid the Contractor’s purchase price should the Contractor elect to not resell. The Contractor shall coordinate return of property with the SCO. Contractor is liable for all cost associated with the return of property to the Government. The price paid by the Contractor to the Government for the property will not be refunded to the Contractor once it is paid to the Government. All property returns must be properly identified to DRMS by the original Disposal Turn-In Document (DTID) number. DRMS reserves the right to sell property or offer property through alternative sales or contract means for all property not issued on a Delivery Order under this IFB.

Section 2 – Property Referrals

(A) Location - Property that is referred for sale to Contractor shall be located within the Continental United States to include Alaska, Hawaii and Guam. DRMS may opt to deliver property to the contractor located outside CONUS with contractor’s acceptance. With the exception, granted by the SCO, of certain Receipt In Place (RIP) property, and rolling stock/bulk property, Contractor will pack, load and transport property listed on a Delivery Order to Contractor’s identified facilities.

(B) Initial Delivery Order - DRMS shall deliver the initial Delivery Order to the Contractor on the dates that are (i) within the time specified for the phase-in period, and (ii) the date DRMS has received and approved all the information required under the provisions of this contract.

(C) Delivery Order - At least twice per calendar month, and no more than once weekly, the Government shall issue a consolidated list to the Contractor called a Delivery Order.

(D) Delivery Order Format - DRMS will provide the Delivery Order to the Contractor in a electronic transmission (E-Mail). DRMS shall provide training to the Contractor as necessary to clarify the fields of the Delivery Order, however at a minimum, the following information will be represented on the Delivery Order:

Physical Location of the Property Shipment

Disposal Turn in Document Number

Requisition Number if RCP Property

National Stock Number (NSN)/Local Stock Number (LSN)

Inventory Item Name

Item Unit of Issue

Quantity

Item Unit Price

Acquisition Value

Contractor’s Purchase Price

DEMIL Code

(E) Title Transfer of Property - Unless otherwise provided in this IFB, DRMS shall transfer title to the Contractor when property appears on a Delivery Order. Title to RIP property or rolling stock/bulk property will also occur when property appears on a Delivery Order. Any subsequent resale transactions of property are between the Contractor and the resale buyer, not the Government and the resale buyer

(F) Waiver Option to Property by Contractor – Contractor has the option to waive rights to a particular line item of property where title has transferred to the Contractor if Contractor elects to not pursue resale. The waiver option does not relieve the Contractor from the responsibility of payment of the Contractor’s up-front or back-end purchase price for the line item involved. If property is located at Contractor’s facility, Contractor shall be responsible for the property’s return to DRMS and any associated cost for the return of property to DRMS. All options exercised under this condition must be approved by and fully coordinated with the SCO.

(G) Items Requiring Partial Mutilation – Some end-use items within the DRMS inventory require mutilation prior to resale and are not considered or identified by DRMS as useable property. However, parts from such items may be permissibly removed from the end-item prior to mutilation and would then be eligible for resale. Such items may include parachutes requiring the shroud to be cut, and certain vehicles identified as Gama Goats, Go Ability with Overall Economy and Reliability (GOER) Vehicles, High-Mobility Multipurpose Wheeled Vehicles (HMMWVs), R-9 Re-Fuelers, Crash Fire Rescue Trucks and M-151 Vehicles requiring various partial mutilation to preclude use for their intended purpose. DRMS may from time to time, in the exercise of its sole discretion, notify Contractor in writing of the availability of certain such items. Within ten (10) business days of such notice, Contractor may in the exercise of its sole discretion notify DRMS that Contractor elects to purchase such items at a price based on the Contractor’s bid percentage and acquisition value reflected on the Delivery Order. Contractor and DRMS shall cooperate as necessary in the circumstances to effect delivery of such items and the Contractor shall remove the subject parts in an agreed upon time after delivery.

(H) Risk of Loss – Contractor is responsible for paying for all items appearing on the Delivery Order unless it is approved as a line item discrepancy by the SCO. Contractor shall bear the risk of loss for all other property where title has transferred to the Contractor and Contractor has lost or damaged the property due to negligence.

(I) Line Item Discrepancies – Contractor must notify the SCO of any line item discrepancies, i.e., quantity overage/shortage, acquisition value, item misdescription, etc., within 21days of being issued on a Delivery Order. Contractor must provide notification to DRMS with supporting documentation of such line item discrepancy and the property must be made available for inspection by DRMS. Failure to provide notice of an alleged discrepancy in accordance with the criteria set forth in this subparagraph may result in denial of the line item discrepancy. The amount of any credit to which the Contractor is entitled to shall be deducted from the amount of Contractor’s next Statement of Account. Line item discrepancies for property issued at a DRMS facility must be identified by the Contractor at the time of DRMS/Contractor joint inventory and prior to Contractor removing property. Acquisition values are assigned by the Government and normally not up for dispute.

(J) Line Item Excessive Acquisition Value - Any line item with a reported acquisition value in excess of $10M (ten million dollars) shall be excluded from this contract at the sole option of the Contractor. The SCO must be notified within thirty (30) days of title passing to the Contractor of the reported item. Any reported items shall be returned to DRMS and the Contractor’s purchase price shall be refunded by DRMS. The Contractor shall be responsible for any cost associated with the return of property to DRMS, however, under the circumstances of return of items over $10M in acquisition value, the Contractor shall be reimbursed for the price paid to DRMS for the property.

(K) RIP and Rolling Stock Property – Certain items may be issued to the Contractor from a RIP location. DRMS may elect to allow resale on-site of rolling stock/bulk property items. DRMS shall identify this property to the Contractor at the time it appears on the Delivery Order. Contractor may be allowed to conduct the resale of rolling stock/bulk items from the DRMS location.

(L) Referral of CV-2 Property due to Termination or Cancellation of CV-2 - If the CV-2 contract ends in termination or cancellation, DRMS may elect in the exercise of its sole discretion to refer certain CV-2 product pool items for sale to the Contractor pursuant to the provisions of this contract. The Contractor shall be required to purchase such items as provided herein. DRMS shall provide written notice of such election to the Contractor.

(M) Property Surges - Contractor acknowledges that certain installations may close during the performance period of this contract. As a result, large generations of property could be turned into DRMS and could ultimately be referred under this contract. DRMS and the Contractor agree to cooperate and institute special procedures as necessary in connection with property surges.

(N) Non-DRMS Assets - The Contractor may be asked to serve as a sales broker by DRMS from time to time as DRMS may elect to refer certain non-DRMS assets to the Contractor. As such, these items are not entered on the DRMS accountable record. DRMS may choose, with Contractor’s agreement, to have the Contractor re-sell these items on a case-by-case basis for a sales fee of 12% of the resale. Title to this property remains with the Government until sale to a resale buyer and removal of the items from Government premises. DRMS will issue these items as receipt-in-place and the resale must be conducted in-place as well. Any inspections or sales of this property must have prior approval by DRMS. Contractor will be required to account for, identify, and pay DRMS separately from other funds each month that are involved with this contract.

ARTICLE SEVEN: Demilitarization Codes and Trade Security Control (TSC) Requirements

Section 1 – Demilitarization Codes - Many of the items in the product pool are subject to Trade Security Controls (TSC) (i.e., export restrictions) based on their demilitarization code assignment and their offensive/defensive capabilities. These fall into one of two categories. One is assigned demilitarization code Q Commerce Control List Items (CCLI) that are designated by the Department of Commerce pursuant to the provisions of the Export Administration Act of 1979, Executive Order 12924 and regulations promulgated there under. Demilitarization codes B and F items are Munitions List Items (MLI) designated by the Department of State pursuant to the provisions of the Arms Export Control Act and implementing regulations.

Demilitarization code B, Q and F items need not be demilitarized before sale, but export of these items requires export licenses issued by the Department of State or the Department of Commerce. DRMS presently sells such items within CONUS pursuant to the procedures described below. As described below, the Contractor will also be required to comply with current TSC procedures and will be required to comply with any new TSC requirements that may be mandated during the performance period. Such new requirements may impose higher costs upon the Contractor.

Section 2 – Contractor’s Trade Security Control Requirements - Prior to award of this contract, the Contractor will be required to obtain a TSC clearance by providing TSC Assessment Office a properly completed End-Use Certificate (EUC) in the form of a DLA Form 1822 (copy available on the DRMS web site, www.drms.dla.mil, then click on Sales Customer. The clearance may need to be renewed during the performance period of this contract and at the request of the Government. The clearance investigation determines that the entity is who it claims to be, doing business at the name and location claimed and that there are no disqualifying factors present (i.e., convictions for illegal export of military technology, debarment by a Government activity, etc.).

(A) Resale Buyer’s Trade Security Control Requirements - All secondary purchasers of DEMIL code B, Q or F sold to the contractor under this contract must also receive a similar clearance. The Contractor will be required to notify prospective buyers of the necessity to comply with TSC requirements and export controls. The Contractor will be required to obtain and keep on file for review by DRMS or other Government entities a properly completed EUC from the prospective resale buyer of each lot (or group of lots at a single re-sale event) of demilitarization code B, Q, and/or F items before releasing such items to the prospective resale buyer. For the vast majority of export controlled items, the Contractor’s resale buyer is under no obligation to submit any follow-up documentation after the original purchase. The Contractor’s export control compliance responsibilities will generally be limited accordingly to obtaining a properly completed EUC, releasing property to a buyer only after confirming that the buyer is cleared and acknowledges it’s responsibilities for follow-up sales (i.e., advising buyers not to sell beyond the United States without proper Department of State/Department of Commerce documents/notice), and maintaining the associated compliance records.

(B) Contractor’s Responsibilities Prior to Award to Resale Buyer - Upon receipt of a properly completed EUC, the Contractor must also obtain Government approval before re-selling any TSC item and releasing property to the buyer. The TSC Assessment Office is the clearance authority and the determining authority relative to the proper completeness of End Use Certificates (EUCs). Contractor agrees to comply with any change to current TSC procedures should they occur.

(C) Excluded Parties List System (EPLS) - Contractor is prohibited from awarding a contract to a customer identified as being suspended or debarred from receiving Government contracts. Prior to awarding any contract, Contractor agrees to search the Excluded Parties List System (EPLS) website at, www.epls.gov, to ensure the potential buyer, or their entity, is not excluded.

Section 3 – Munitions List Items and Commerce Control List Items -

(A) Acknowledgment of Export Restrictions - Contractor acknowledges that some items in the product pool are subject to export restrictions and Trade Security Controls (TSC) including both Commerce Control List Items (CCLI) that are designated by the Department of Commerce pursuant to the provisions of the Export Administration Act of 1979, Executive Order 12924 and regulations promulgated there under and that have a DEMIL Code of “Q”, and Munitions List Items (MLI) that are designated by the Department of State pursuant to the provisions of the Arms Export Control Act and implementing regulations and that have a DEMIL Code of “B or F” for the purposes of this contract.

(B) Munitions List Items and Commerce Control List Item (MLI/CCLI) Compliance - The use, disposition, export and re-export of MLI/CCLI property is subject to all applicable United States laws and regulations, including the Export Administration Control Act of 1979 (50 U.S.C.

Appendix. 2401, et seq.); Arms Export Control Act (22 U.S.C. 2651, et seq.); International Traffic in Arms Regulation (22 C.F.R. 121); and Export Administration Regulation (15 C.F.R. 368, et seq.). Making false statements and concealment of any material information regarding the use, disposition, export or re-export of the property is not authorized in accordance with the provisions of this contract and may constitute a violation of the provisions of 18 U.S.C. 1001, which provides a maximum penalty of five years imprisonment and/or a maximum fine of $10,000; the provisions of 22 U.S.C. 22778, which provides a maximum penalty of ten years imprisonment and/or a maximum fine of $1,000,000; or, the provisions of 50 U.S.C. Appendix. 2410, which provides a maximum penalty of ten years imprisonment and/or a maximum fine of five times the value of the property exported or $1,000,000, whichever is greater, and which also provides for administrative sanctions, including civil penalties of up to $10,000, and the revocation of authority to export goods from the United States.

(C)      Commerce Control List Items (CCLI) – Contractor warrants that none of the CCLI items in this contract will be directly or indirectly used or disposed of for military use or exported unless a full disclosure of the origin of the property is made by Contractor. The disclosure must reference this sales contract number, and be submitted to:

Department of Commerce

Office of Export Administration

P.O. Box 273

Washington, DC 20044

Contractor understands and agrees that the Office of Export Administration may require Contractor to mutilate the property to the extent necessary to preclude its use for its originally intended purpose, and/or require Contractor to have or obtain an export license before the property may be exported outside of the United States, Puerto Rico, American Samoa, Guam the Trust Territory of the Pacific Islands or the Virgin Islands

(D) Seagoing Containers – Contractor acknowledges that whenever a seagoing container is used by a resale buyer to remove property, Contractor shall report the container number and, if known, the destination port to DRMS before the container is loaded.

(E) Airworthiness Certification – Contractor is responsible to make arrangements with the Federal Aviation Administration (FAA) for all inspections needed to obtain airworthiness certification. The FAA provides guidance and instructions to establish eligibility for civilian airworthiness certification for surplus military aircraft and aircraft assembled from spare and surplus parts. Before an Airworthiness Certificate is issued, the assembled aircraft must be in conformity with the data forming the basis for that FAA type-certificate. The responsibility to satisfy FAA requirements lies entirely with the Contractor and subsequent resale buyers.

(F) Flight Safety and Critical Aircraft Parts (FSCAP) - The military services are responsible for ensuring all available historical records/documentation are included when repairable Flight Safety Critical Aircraft Parts (FSCAP) are turned into DRMS. Unused FSCAP, in original, undamaged packaging must be marked with NSN, contract number, CAGE Code(s) and part number. FSCAP items lacking appropriate records/documentation, or which are condemned, shall be mutilated by DRMS and not eligible under this contract. When a FSCAP item is transferred to DRMS, block 27 of the DTID will annotate the appropriate Criticality Code and the remarks section of the DTID shall contain the letters FSCAP. Serviceable or repairable FSCAP may undergo R/T/D and sales provided the historical records and documentation are furnished. DRMS makes no representation as to a part’s conformance with FAA requirements. As a condition of sale of a FSCAP, and prior to installing the parts, the receiving persons or organizations must subject the parts to inspection, repair, and/or overhaul by a competent manufacturer or other entity certified by the FAA to perform such inspection and repair. The aircraft parts may not meet FAA design standards, and/or may have been operated outside the limitations required under the Federal Aviation Regulations. Inspections and FAA approvals will be needed to determine an aircraft part condition for safe operation, or a part’s eligibility for installation on a civil aircraft. Failure to comply with FAA requirements can result in unacceptable safety risks and also subject Contractor or subsequent resale buyers to enforcement actions. Purchaser is required to notify resale buyers that the FSCAP cannot be used on commercial aircraft in absence of specific FAA approval (usually granted by an FAA Repair Shop), and further, cannot be sold back to the DOD or to foreign governments/military without the appropriate records/documentation.

ARTICLE EIGHT: Inventory Assurance

Section 1 – Do-Not-Sell (DNS) List - As often as necessary, DRMS will furnish the Contractor a Do-Not-Sell (DNS) List representing items that are or have become controlled and no longer eligible for sale. Contractor is required to process their current inventory against the DNS List whenever an updated DNS List is provided by DRMS. The Contractor is required to return any item identified on the DNS List that is in the Contractor’s current inventory and not removed by a resale buyer. Contractor must present the costs for such returns to DRMS for approval. DRMS shall reimburse the Contractor’s purchase price in addition to the cost associated with the cost of return of the property to DRMS. DRMS will not reimburse the Contractor for any lost revenue associated with property that as been sold to a resale buyer. For property becoming controlled yet previously removed by a resale buyer, DRMS may also direct the Contractor to notify the buyer and attempt to recover the property.

Section 2 – Demilitarization Code Change (DCC) List – DRMS will provide the Contractor a Demilitarization Code Change (DCC) List reflecting demilitarization code changes as they occur. The Contractor must run their current inventory against the DCC List whenever provided by DRMS. The Contractor is required to return any item that becomes DEMIL required as indicated that is in the Contractor’s current inventory and not removed by a resale buyer. DRMS shall reimburse the Contractor’s purchase price in addition to the cost associated with the cost of return of the property to DRMS. DRMS will not reimburse the Contractor for any lost revenue associated with property that as been sold to a resale buyer. For property becoming DEMIL required and previously removed by a resale buyer, DRMS may direct the Contractor to notify their buyer and attempt to recover the property.

Section 3 – Property Assurance Contractor De-Incentives – De-Incentives will apply to the Contractor with regard to conducting a resale of items after DRMS has identified it as controlled or DEMIL required and placed the item on the DNS or DCC List. De-Incentives will apply in that DRMS will charge the Contractor 50% of the acquisition value of any item DRMS has identified to the Contractor as not eligible for sale based on the item commodity or demilitarization code, yet DRMS finds it for sale on the Contractor’s website.

ARTICLE NINE: Government Required Reports

Section 1 – Inventory Reports – Contractor is required to provide DRMS monthly reports reflecting a complete list of all items issued by DRMS on a Delivery Order that is currently in the possession of the Contractor. The report must record items by DTID and location and must identify all property that has not been removed from the Contractor /Government facilities.

Section 2 – Resale and Returns Report – Contractor is required to provide a monthly report to DRMS that reflects property that has either been resold/removed or that has been returned to the Government without resale. The report must be in a spreadsheet format and include all fields provided on a Delivery Order. For items resold, the event and lot number constituting the resale must be included as well as resale customer information.

Section 3 – Seller Indirect Cost (SIC) Report - In the event SIC is approved by the SCO, Contractor must provide a monthly report detailing the costs actually incurred. The report must be in a spreadsheet format and must include supporting documentation of the SIC. At no time does SIC include lost profits.

Section 4 – Small Business Participation Reports – On a quarterly basis, the Contractor is required to provide DRMS a small business participation report. The report must be in a spreadsheet format and reflect a summary of the previous quarter’s participation.

Section 5 – Non Responsive Resale Buyer Report – On a monthly basis, the Contractor is required to provide DRMS a spreadsheet listing resale buyers who failed to either respond or return property when requested by the Contractor. The spreadsheet must identify the resale Event and Lot number applicable, unique identification number, buyer’s name and address, NSN/LSN, Item Name, quantity, and demilitarization code. In addition, the spreadsheet must provide the dates of Contractor’s attempts to retrieve the property and the customer’s responses/non-responses.

Section 6 – Federal Asset Sales (FAS) Requirements – Contractor is required to transmit all active sales information for each property to the eFAS/GovSales.gov portal using one of the following methods:

•                  Property Listings in CSV format transmitted via SFTP

•                  Property Listings in XML format transmitted via web service/SOAP

On a quarterly basis, the Contractor is required to provide the following post sales data to the GovSales Planning Office:

•                  Total Number of Assets Sold – Assets sold equals number of individual assets sold not number of lots sold

•                  Total Number of Assets Posted on GovSales.gov Portal

•                  Gross Revenue Received – Revenue equals sales proceeds

•                  Percentage of Personal Property Assets Sold Equal to Greater than Market Value - This metric only applies to FSG 14 (Aircraft); FSG 19 (Boats); FSG 23 (Motor Vehicles including cars, trucks, buses, and motorcycles; and FSG 2420 (Wheeled Tractors)

•                  Cycle Time – Time that an asset leaves the RTD process through payment

•                  Total Net Sales Revenue – Proceeds minus costs

•                  Implementation Guide Provided

ARTICLE TEN: Property Storage and Government owned Material Handling Equipment (MHE)

Section 1 – Property Storage on Government Facilities - The Contractor will remove the property appearing on a Delivery Order from the Government’s storage facility within 14 days of receipt of a Delivery Order. Temporary staging areas will be provided for the Contractor to pack and sort property for loading and shipping to Contractor’s storage facilities. At the time property is issued to the Contractor on a Delivery Order, DRMS may agree to allow resale of special circumstance items on DRMS facilities on a case by case basis. If property resale is permitted on Government property, the Contractor is responsible for any damage that is caused to any Government equipment or facility that arises out of the negligence of the Contractor, its vendors or resale buyers, to include the clean-up of any hazardous materials spills. Storage charges in the amount of $10.00 per day, per DTID, will apply for items not removed from Government facilities within 75 days of appearing on a Delivery Order for property DRMS has allowed the contractor to re-sell on DRMS property. Under no circumstance will former surplus Government property sold to the Contractor remain on Government premises beyond 121 days after issuance of a Delivery Order. Property left on Government premises longer than 121 days will, at the Government’s sole discretion, revert to Government ownership and control without refund of any Contractor monies received. DRMS will include such charges on the monthly Statement of Account and the cost for the storage will be the total responsibility of the Contractor. Contractor is responsible for ensuring their resale customers have met the security requirements to enter the facility and are responsible for escorting their customers at all times. Contractor and Contractor’s resale customers shall have access to rolling stock/bulk property for inspection, reselling, packing, loading or shipping during hours that such facility is normally staffed. Contractor shall coordinate such access with the management of each facility. In addition, DOD customers may require additional storage space, therefore, property issued to Contractor may be required to be relocated by the Contractor and as an expense to the Contractor, not the Government. Contractor is not permitted to conduct property resale on a DRMS facility without the expressed authorization of DRMS.

Section 2 – Property Storage on Government Facilities – Receipt In Place Property - Receipt In Place (RIP) locations will be identified to the Contractor by the Government, generally consisting of property issued from a site outside the DRMS footprint. When permitted by DRMS, the Contractor will be allowed to resell property from the RIP location. If property resale is permitted on Government property, the Contractor is responsible for any damage caused to any Government equipment or facility that arises out of the negligence of the Contractor, its vendors or resale buyers, to include the clean-up of any hazardous materials spills. Storage charges in the amount of $10.00 per day, per DTID, will apply for items not removed from Government facilities within 75 days of appearing on a Delivery Order. Under no circumstances will former surplus Government property sold to the Contractor remain on Government premises beyond 121 days after issuance of a Delivery Order. Property left on Government premises longer than 121 days will, at the Government’s sole discretion, revert to Government ownership and control without refund of any Contractor monies received. Contractor is responsible for ensuring their resale customers have met the security requirements to enter the facility and are responsible for escorting their customer at all times. Contractor and Contractor’s resale customers shall have access to RIP property for inspection, resale, packing, loading or shipping during hours that such facility is normally staffed. Contractor shall coordinate such access with the management of each facility.

Section 3 – DRMS Infrastructure - Contractor acknowledges that DRMS may reduce its infrastructure, including without limitation by closure of some DRMOs. Contractor further acknowledges that this contract shall remain in force notwithstanding such infrastructure reduction measures that DRMS in its sole discretion may implement.

Section 4 – Government Owned Material Handling Equipment (MHE) - Government owned Material Handling Equipment (MHE) will be made available to the Contractor at the discretion of the Government and Contractor will be responsible for all damage from use.

ARTICLE ELEVEN: Property Returns

Section 1 – Property Accountability of Items Issued to Contractor - Regardless of the ultimate disposal of items issued on a Delivery Order to the Contractor, DRMS must maintain cradle-to-grave accountability of all property. Throughout the contract performance and wind-down period, at a minimum, Contractor must identify all property regardless of the disposition method, by DTID number to DRMS. Under no circumstance may Contractor dispose of property without reporting the outcome to DRMS.

Section 2 – Line Item Discrepancies – DRMS will issue property to Contractor on a Delivery Order. DRMS and the Contractor must compare the Delivery Order with the actual items available prior to the property leaving Government facilities. Line item discrepancies must be identified to DRMS at the time of the DRMS/Contractor joint inventory. The Contractor will either return the discrepant items to DRMS at the time they are identified, or if not returned, the applicable Delivery Order will be annotated of any line item discrepancies and signed by both DRMS and the Contractor. Financial adjustments will be reflected on the monthly Statement of Account.

Section 3 – Property Retrieval of Controlled Items –

(A) Property Located at Contractor’s Facilities - Property issued to the Contractor may later become controlled and not eligible for sale. DRMS will provide notification to the Contractor that identifies such property. Contractor must return the identified items to the Government within three (3) business days from the DRMS notification. DRMS will advise the method for return based on the applicable item and will reimburse the Contractor costs associated with the return of property to DRMS..

(B) Property Resold - Not Removed from Contractor’s Facilities – Contractor may have resold items that later become controlled and not eligible for sale. If the identified controlled item has not been removed from the Contractor’s facilities, Contractor agrees to not allow removal and will return the identified item to the Government within three (3) business days of the DRMS notification. DRMS will advise the method for return based on the applicable item and will reimburse the Contractor costs associated with the return of property to DRMS. DRMS will not reimburse the Contractor for any lost revenue associated with the return of property that has been resold.

(C) Property Resold - Removed from Contractor’s Facilities – Contractor may have resold items that the resale buyer has physically removed from the Contractor’s facilities that later becomes controlled. Within three (3) days of the DRMS notification, Contractor is required to notify their customer and request the item’s return if the resale of such property has occurred within the last year. Contractor must initially contact their customer by either e-mail or registered letter. If the resale buyer is non-responsive to the initial request or fails to return the property, Contractor is responsible for contacting the resale buyer again within 21 days of the initial contact via a registered letter.

(D) Status Report of Non-Responsive Resale Buyers - On a monthly basis, Contractor is responsible for notifying DRMS of the results of the property retrieval actions. The report must identify the resale buyers who are non-responsive to either the retrieval attempts or those that fail to return the property. Reports must be submitted to the SCO by the 15th of each month and must reflect the status of the previous month’s actions. Contractor must identify the controlled item by DTID, NSN/LSN, and provide the resale customer’s name, address, and phone number.

(E) Sales Participation of Non-Responsive Resale Buyers - Based on the national security threat of the property being requested to be returned, DRMS reserves the right to request that the Contractor no longer conduct a resale to non-responsive customers. DRMS will notify the Contractor of individuals/companies falling into this category on a case by case basis.

Section 4 – Reutilization/Transfer/Donation (RTD) Property Returns - There will be occasions when the Government will request the return of property issued to the Contractor because it is needed in support of the DRMS Reutilization/Transfer/Donation (RTD) mission. Contractor must return those items back to DRMS when identified by DRMS and that have not been resold and physically removed from the Contractor’s facilities. DRMS will issue the Contractor’s purchaser price for the return of the property. DRMS will advise the method for return based on the applicable item. DRMS shall reimburse the Contractor for the cost associated with the return of property to DRMS. DRMS Reutilization customers will be required to certify that the property requested is “mission essential” and DRMS will have checked current on-hand DRMS inventory and determined that there is no other like item on-hand that can meet the customer’s requirement. Property will only be requested back from the Contractor to meet a Transfer or Donation customer’s requests when either an error was made on the part of DRMS or the DRMS Property Accounting system causing the item to not receive full screening or the customer’s approved requisition was not processed appropriately by DRMS.

ARTICLE TWELVE: Contract Operation Requirements

Section 1 – Contractor Participation in Federal Asset Sales - Contractor is required to participate in the Government’s Federal Asset Sales Program whereby the Contractor agrees to integrate all sales being conducted to the website, GovSales.gov, a Real and Personal Property Portal that facilitates the sale for all Government Agencies. See Article Nine, Section 6, for the options available to post sales to the website. Required quarterly reports reflecting Contractor sales performance must be provided to the GSA GovSales Planning Office.

Section 2 – Contractor Small Business Participation - The Contractor is required to ensure that forty (40) percent of the total gross proceeds generated by the resale of property issued under this contract is received from small business concerns with 100 or fewer employees and further, that 20 percent of those total gross sales are to firms with fewer than 25 employees. The Contractor is required to maintain and provide DRMS records on a monthly basis that reflect the participation.

Section 3 – Contractor Awareness of the DRMS Environmental Management System (EMS) - DRMS implemented Environmental Management System (EMS) in accordance with ISO 14001:2004(E). An EMS is an overall management system that includes organizational structure, planning activities, responsibilities, practices, procedures, processes and resources for developing, implementing, achieving, reviewing and maintaining the environmental policy of an organization. The DRMS EMS is designed to ensure all personnel, including Contractors whose work activities are being conducted on Government premises and could cause real or potential environmental impacts, are aware of how their work supports the EMS.

Section 4 – Inventory Assurance by Contractor –

(A) Do-Not-Sell List/DEMIL Code Change List – Initially and then periodically thereafter, DRMS will furnish the Contractor a Do-Not-Sell (DNS) List and a DEMIL Code Change (DCC) List representing items that are or have become controlled and no longer eligible for sale or that have experienced a DEMIL code change. Contractor is required to process their current inventory against the DNS/DCC List whenever an updated List is provided by DRMS. The Contractor is required to return any items identified on the DNS List or any item that has become DEMIL required on the DCC List that are in the Contractor’s current inventory and have not been removed by a resale buyer.

(B) DRMS Verification of Assurance Process - The DRMS Verification Office will conduct daily reviews of the items that the Contractor is offering for sale to ensure items appearing on the DNS List or DCC List are not being sold. De-Incentives will apply in that DRMS will charge the Contractor 50% of the acquisition value of any item DRMS has identified to the Contractor as not eligible for sale based on the item commodity or demilitarization code, yet DRMS finds it for sale on the Contractor’s website.

Section 5 – Contractor Web Based Application – Contractor must develop a web-based application for use on this contract with regard to reviewing property for accurate coding and sales eligibility. The Government and Contractor shall refer to this application as the Quarantine Tool (Q-Tool) and it will ultimately serve as a 5-day Government preview area of all items the Contractor has lotted for sale. During the 5-day preview, the Contractor is not allowed to make property visible to the general public. The Government must notify the Contractor of any item not eligible for sale within the 5-day preview time. All property approved as a result of the Q-Tool application must be offered for sale on the Contractor’s web site with a system generated icon/marker identifying the item as having been reviewed by the Government prior to posting for the sale. If the Contractor reassigns a previously approved item to another sales event, the item must be returned to the Q-Tool with the system generated icon/marker. The Q-Tool application must have the ability to export the data into a spreadsheet format and must include the following fields:

Sale Event ID Number/Lot Number

Site Location of the Property

Federal Supply Class (FSC)

National Item Identification Number (NIIN) or Local Stock Number (LSN)

Item Name/Description

Part Number

Demilitarization Code

Manufacturer and associated CAGE Code Quarantine Date

Quantity

Acquisition Value

DTID

End Use of Item (if available)

Photograph of Item (if available)

Section 6 – Automatic Data Processing Equipment (ADPE) Certification by Contractor –

(A) Certification Process - Should DRMS elect to issue Automatic Data Processing Equipment (ADPE) to the Contractor on a Delivery Order, Contractor is required to certify FSCs 7020, 7021, 7022, and 7025 in accordance with OASD Memo dated June 4, 2001, SUBJECT: Disposition of Unclassified DOD Computer Hard Drives provided in the Appendices of this IFB (copy available on the DRMS web site, www.drms.dla.mil, then click on Sales Customer).

(B) Reporting Requirements – Contractor is required to provide DRMS with a log reflecting the CPUs received and processed. The log will include the DTID number made available by DRMS, manufacturer, model, and serial number; and will indicate whether a hard drive and/or data disc was present. The disposition of the hard drives will be a required field, to include the reporting of a discovery of “SECRET” or classified stickers on the property. In addition, Contractor must removal all Government markings or stickers before resale.

(C) DRMS Inspection of Property – Contractor is required to allow DRMS or a DRMS sponsored agency to perform physical spot checks of property to include inspection of the CPUs to verify that the hard drives have been removed. Inspection of the destroyed hard drives will be permitted so as to determine the effectiveness of the destruction.

Section 7 – Food and Drug Administration (FDA) Certification for Medical Devices - Contractor is required to complete a Food and Drug Administration (FDA) Certificate within ten (10) days of award. Contractor is also required to request and retain a FDA Certificate for each resale buyer of medical devices in Federal Stock Groups (FSGs) 65 and 66. Copy of form is available on the DRMS web site, www.drms.dla.mil, then click on Sales Customer.

Section 8 – Duties of Care and Loyalty –

(A) Duty of Care – Contractor shall not cause or permit any action or omission in the course of performing the contract that damages DRMS and constitutes gross negligence, recklessness, or intentional harm. Performance under this contract must be in compliance with all local, state and federal laws and regulations. Accordingly, it is the responsibility of the Contractor to ensure all such laws and regulations are adhered.

(B) Duty of Loyalty – Contractor shall carry out the responsibilities under the contract with honesty, good faith and fairness towards DRMS.

ARTICLE THIRTEEN: Material Breach

Section 1 – Notice of Material Breach - In the event of a material breach or default of the respective duties in the performance of the contract, Contractor or DRMS, the party asserting such material breach shall serve notice upon the party that committed or is alleged in the notice to have committed such material breach.

Section 2 – Response to Notice - Except as otherwise provided, the breaching party may cure the material breach within thirty (30) days of such notice referred to as the cure period or within such longer cure period as the notice may provide unless, within the cure period, the non-breaching party withdraws the notice in writing or extends the cure period in writing.

Section 3 – Termination - Termination shall be effective upon notice by the non-breaching party to the breaching party served upon or after the date of such decision. Unless otherwise provided, Contractor and DRMS shall continue to perform their respective duties under the contract during the cure period.

Section 4 – Intentional Breach - An asserted material breach comprised of an intentional breach of the duty of loyalty or the duty of care may not be cured unless DRMS, in its sole discretion, specifies a cure period in the notice. Termination shall be effective upon the later of the date of service of such notice or the expiration of the cure period.

Section 5 – DRMS Remedies for Material Breach by Contractor - If the breaching party is the Contractor, DRMS may take any one, any combination or all of the following actions to satisfy its claims for any non-payments or other damages:

(i)	Apply the payment deposit;
(ii)	Present a claim for indemnity against Contractor;
(iii)	Present a claim upon the Fidelity Bond or any other applicable insurance or surety policy;
(iv)	Seek appointment of a receiver or trustee for Contractor;
(v)	Seek monetary damages, restitution or any other legal or equitable remedy to which it is entitled;
(vi)	Assert any other right, claim, or remedy available pursuant to the contract disputes act.

Section 6 – Indemnification of DRMS by Contractor - Contractor will comply fully with the provisions of this contract. If the breaching party is the Contractor, the Contractor shall indemnify and hold DRMS harmless for all damages arising.

Section 7 – Indemnification of Contractor by DRMS - If the breaching party is DRMS, DRMS shall indemnify and hold Contractor harmless for its damages.

ARTICLE FOURTEEN: Contract Seller Indirect Costs

Section 1 – Documentation and Payment of Seller Indirect Costs –

(A) Seller Indirect Costs (SIC) – Pursuant to a DRMS mission changes, certain Contractor costs directly related to DRMS mission may be deemed Seller Indirect Costs (SIC), thus, the costs to perform such duty can be deducted entirely from distributions otherwise payable to DRMS. This mechanism largely leaves the risks associated with these issues with DRMS and accordingly should considerably lessen these concerns for the Contractor. All costs permitted as SIC, must be allocable, allowable, reasonable, pre-approved by DRMS on a case-by-case basis prior to being executed by the

Contractor. DRMS approval of SIC must be in writing and not assumed to be approved by the Contractor and will never include reimbursements for lost profits.

(B) Supporting Documentation - Each disbursement for a SIC shall be supported with a bona fide documentation (including records in an electronic medium) that adequately demonstrate that each such disbursement is in the proper amount for goods or services actually provided in advance of such disbursement.

ARTICLE FIFTEEN: Contract Compliance, Audits and Reviews

Section 1 – Compliance with Applicable Laws and Regulations – Contractor and its resale buyers shall comply with the requirements of all applicable federal, state, and local laws, regulations, ordinances, directives and instructions connected with the performance of this contract, including without limitation such requirements pertaining to income and payroll taxes, environmental matters and occupational safety.

Section 2 – Licenses and Permits – Contractor shall obtain any necessary licenses and permits, and comply with all federal, state, and local laws and regulations in connection with the prosecution of the work. This responsibility requirement will be a matter of inquiry during the SCO’s pre-award evaluation of the bidder’s capability to perform the contract satisfactorily. It will also be a continuing matter of inquiry by the SCO during the performance of the contract.

Section 3 – Duties of Care and Loyalty – The Contractor shall not cause or permit any action or omission in the course of performing the contract that constitutes gross negligence, recklessness or intentional harm. Contractor shall carry out their responsibilities under the contract with honesty, good faith and fairness toward DRMS.

Section 4 – Prohibited Activities – Contractor shall not undertake the following activities without written permission from the SCO, which permission may be granted or withheld by DRMS in the exercise of its sole discretion:

(a)     Enter into a partnership, joint venture or other arrangement the purpose or effect of which is to engage indirectly in a transaction that would be prohibited by the provisions of this contract if undertaken by the Contractor directly; or

(b) Enter into contracts or other arrangements that would assign all or substantially all responsibility for and control of performance of the contract to another party or parties, without the prior written approval of DRMS which will consider such request in accordance with the Assignment of Claims Act of 1940, as amended, 41 U.S.C. sec. 15, and the Government’s best interest. In the event of any improper assignment without the written approval of DRMS, this contract shall be terminated at the option of the Government in the exercise of its sole discretion; or

(c)     File a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future law) or any other federal or state insolvency law; file an answer consenting to or acquiescing in any such petition; make any assignment for the benefit of Contractor’s creditors; or admit in writing Contractor’s inability to pay its debts as they mature, without the prior written consent of DRMS.

Section 5 – Contractor Cooperation in DOD Investigations/Audits – Contractor agrees to fully cooperate with the Government when informed by DRMS of an ongoing special investigation by any

DOD or Federal Government investigation service or agency or during DRMS Compliance Reviews or Audits. Contractor agrees to provide DRMS with all requested information regarding property or information relating to the Contractor’s resale buyer. Contractor must make all sales records pertaining to such investigations available to DRMS within three (3) business days of the request. Requests for information should be provided in electronic format when possible. Contractor personnel with knowledge of the particular subject matter must be available to cooperate with any Government investigation

Section 6 – Contractor Record Retention - Contractor shall make all books, records, documents and other supporting evidence available to satisfy contract administration and audit requirements by any Government agency identified by the SCO. Records must be made available for six (6) years after the wind-down period is concluded, or for such period of time as Contractor, for its own purposes, retains its books, records, documents, and other supporting evidence, whichever is longer.

Section 7 – Records Maintenance – Contractor shall maintain all records accurately and in a manner that will allow clear and accurate auditing. Records pertaining to inventory shall contain, at a minimum, the National Stock Number or Local Stock Number, Disposal Turn-In Document (DTID) number, quantity, date sold, sale price, date Contractor received payment from the resale buyer, name and address of the resale buyer, and storage location prior to resale. The Government reserves the right to request and inspect these documents as it deems necessary. In the event that Contractor fails to maintain or provide any of these documents to the Government, the Government may in its sole discretion seek and cause termination.

Section 8 – Inspection of Records and Workplace by Government - The Government has the right to audit the records and inventory the property and to review Contractor’s operations. The audit may consist of a complete or random sample examination. Contractor must ensure that, prior to any resale, the property is readily identifiable as formerly Government property.

Section 9 – Purpose and Content of Compliance Audits, Reviews and Further Reviews - DRMS shall have the right to conduct Compliance Reviews of Contractor. DRMS may actually conduct the compliance reviews, or use other Government agencies or private firms, as the SCO deems appropriate. DRMS shall also have the right to conduct Further Reviews as provided herein. The purpose of such Compliance Reviews or Further Reviews is to determine, after the fact, the extent of Contractor’s compliance with the terms and provisions of the contract and applicable laws and regulations.

Section 10 – Methods and Procedures for Compliance Reviews

(A) Method - Compliance Reviews and Further Reviews may include, without limitation, examination of records, and, if necessary, personal interviews of persons who may have knowledge of facts regarding Contractor’s compliance with the provisions of this contract, including employees or of any supplier or resale buyer.

(B) Procedures - A Compliance Review shall be conducted at any time during normal business hours and on any business day. Contractor shall permit inspection of any physical location used by the Contractor, including, without limitation, the inventory (including the records relating thereto), examination of the records, making copies and abstracts, and discussions of the affairs, finances and accounts of Contractor with any employee, subcontracting attorney or certified public accountant of Contractor. Contractor will produce any records identified by DRMS as necessary to support the review process and DRMS may maintain copies of all documentation/electronic files that support the review being conducted. DRMS shall use its best efforts to assure that Compliance Reviews are conducted in a manner that does not unduly burden or unreasonably impinge upon the efficient operation of the affairs of Contractor.

(C) Scope - The scope of Compliance Reviews shall be as necessary to confirm Contractor’s compliance with the provisions of the contract.

Section 11 – Further Reviews - If a Compliance Review determines there is a reasonable basis to believe that a default or breach of this contract has occurred, DRMS, upon written notice to Contractor, may conduct any such further investigation that it deems appropriate under the circumstances, using such outside consultants, including attorneys, as it deems necessary or advisable. Contractor shall permit such persons, as are designated by DRMS, to visit and inspect any physical location used by the Contractor, including, without limitation, the inventory (including the records), and to examine the records, make copies and abstracts, and discussion of the affairs, finances and accounts of Contractor with any employee, subcontracting attorney or certified public accountant of the Contractor. Notwithstanding the foregoing, if Contractor gives notice to DRMS stating that a Further Review is not justified, DRMS shall delay the commencement of any such Further Review for a period of fourteen (14) days after the delivery of its notice thereof to permit Contractor to seek a determination of the appropriateness of the Further Review.

Section 12 – Compliance Notification - After completing the Compliance Review and/or Further Review, DRMS shall notify Contractor in writing of any breach or default identified during the Compliance Review and/or Further Review.

Section 13 – Costs of Oversight - DRMS shall pay all fees, costs and expenses DRMS incurred in connection with its Compliance Reviews and Further Reviews.

Section 14 – Notice of Audit Adjustment - If any party determines that the records reflect any inaccuracies requiring entry of an adjustment, including, without limitation, the disbursement of any amount from the operating account or a transfer account that is inconsistent with any provision of the contract or the disposition of an item of property that is inconsistent with any provision of the contract, such party shall give written notice thereof to the other party or parties.

Section 15 – Procedures for Adjudication of Audit Adjustments - If either Contractor or DRMS disputes an asserted audit adjustment, it may submit such dispute for resolution. Upon resolution of such dispute or, if no party submits a dispute for resolution within sixty (60) days of the notice of audit adjustment, the audit adjustment shall be deemed confirmed as asserted.

Section 16 – Remedies for Audit Adjustments - Upon confirmation of an audit adjustment, Contractor will pay to the party in question, or the party will pay to Contractor, as the case may be, the amount required to restore the parties to their respective positions status quo ante, and Contractor will correct the records in accordance with the audit adjustment as confirmed. If, as a result of the audit adjustment, Contractor is to pay DRMS, each such payment shall include interest calculated by the US Treasury or at the rate provided by applicable law.

ARTICLE SIXTEEN: Disputes

Section 1 – Disputes – Any contract awarded as a result of this sale is subject to the Contract Disputes Act of 1978 (41 U.S.C. 601-613).

Section 2 – Claims – The term, “Claim” as used in this Article is defined as a written demand or a written assertion by one of the contracting parties seeking the payment of money, adjustment, or interpretation of the contract terms, or other relief arising under or relating to this contract. A claim by the Contractor shall be made in writing and, unless otherwise stated in this contract, submitted within 6 years after accrual of the claim to the SCO for a written decision. A claim by the Government against the Contractor shall be subject to a written decision by the SCO. A voucher, invoice, or request for payment that is not in dispute when submitted is not a claim for the purposes of the Contract Disputes Act. However, where such submission is subsequently not acted upon in a reasonable time, or disputed either as to liability or amount, may be converted to a claim pursuant to the Contract Disputes Act.

Section 3 – Decisions - For Contractor claims the SCO must, render a decision within 60 days of the request or must notify the Contractor of the date by which the decision will be made. The SCO’s decision shall be final unless the Contractor appeals or files a suit as provided in the Act. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any request for relief, claim, appeal, or action arising under the contract, and comply with any decision of the SCO.

Section 4 – Alternative Dispute Resolution (ADR) – The parties agree to use their best efforts to resolve any disputes that may arise without litigation. If unassisted negotiations are unsuccessful, the parties will use Alternative Dispute Resolution (ADR) techniques in an attempt to resolve the dispute. If the ADR is not successful, the parties retain their existing rights. If the Contractor refuses an offer for ADR, the Contractor shall inform the SCO in writing, of the Contractor’s specific reasons for rejecting the offer. Litigation will only be considered as a last resort when ADR is unsuccessful or has been documented by the party rejecting ADR to be inappropriate for resolving the dispute.

ARTICLE SEVENTEEN: Insurance and Bond Requirements

Section 1 – Insurance and Bond Contract Requirements – Contractor shall obtain and maintain the following insurance and bond requirements throughout the performance and wind-down period:

Section 2 – Modification of Special Circumstance Conditions

(A) Sale by Reference (SBR) (Attachment VI) Part 5 - Additional Special Circumstance Conditions (DRMS Form 86, Oct 93), Article D, Liability and Insurance, paragraphs (a)(2) and (a)(3,) is modified as follows:

(1)  Bodily Injury Insurance in an amount of not less than two hundred fifty thousand dollars ($250,000.00) any one individual and one million dollars ($1,000,000) any one accident or occurrence.

(2)  Property Damage Liability Insurance in the amount of two hundred fifty thousand dollars ($250,000.00) (which shall include any and all property whether or not in the care, custody or control of Contractor). The annual coverage shall be not less than one million dollars ($1,000,000).

Section 3 – Further Modifications –

(A) Sale by Reference Part 5, Article D, paragraph (a) is also amended as follows:

(1)  All risk coverage for fire and other property perils for all property owned by Contractor with aggregate coverage of five million dollars ($5,000,000.00).

(2)  Umbrella liability coverage up to two million dollars ($2,000,000.00).

(3)  Fidelity or blanket bond coverage in the amount of at least five million dollars ($5,000,000.00). Contractor shall obtain and maintain such coverage with a responsible surety company with respect to all of Contractor’s employees, officers and directors to protect Contractor against losses, including, without limitation, those arising from theft, embezzlement, fraud, or misplacement of funds, money, or documents. The issuer, policy terms and forms and amounts of coverage, including applicable deductibles, shall be satisfactory to DRMS, and the policy shall include a provision that the issuer shall notify DRMS in writing within five (5) business days of the cancellation or termination of any such coverage or of any modification of such coverage. Contractor shall notify DRMS in writing within five (5) business days after filing a claim under such coverage.

(4)  Comprehensive general liability, automobile liability, umbrella liability, Worker’s compensation and other insurance coverage as may be required by law. At its option, Contractor may obtain and maintain such additional insurance, including directors and officers coverage and errors and omissions coverage, as Contractor deems appropriate.

Section 4 – Evidence of Insurance - Within thirty (30) days form the date of award, and annually thereafter, Contractor shall provide DRMS copies of policies, certificates of insurance or other proof evidencing the coverage required. Contractor must obtain the minimum coverage specified unless DRMS approves a variance from such minimum coverage. In the event that a specified coverage or limit is or in the future becomes commercially impractical, such approval shall not be unreasonably withheld.

ARTICLE 18: Deleted in its entirety

ARTICLE NINETEEN: Miscellaneous Provisions

Section 1 – Binding Effect - Subject to the restrictions on transfers and encumbrances set forth, this contract shall insure to the benefit of and be binding upon DRMS and the Contractor and their respective legal representatives, successors and assigns. Whenever this contract refers to any party, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such party.

Section 2 – Notices - All notices, demands, requests, consents, approvals, declarations, reports and other communications required with regard to this contract shall be in writing except as otherwise provided and addressed as follows regardless of the medium used to deliver such:

Mr. Neil Watters

Sales Contracting Officer

DRMS-362

74 North Washington Avenue

Battle Creek, Michigan 49017

Fax number (269) 961-5283

Section 3 – Severability - If any provision of this contract or the application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this contract and the application of such provisions to other persons or circumstances shall not be affected and the intent of this contract shall be enforced to the greatest extent permitted by law, DRMS may in the exercise of its sole discretion cause termination by notice served within thirty (30) days of the date upon which such judgment becomes final, such termination to be effective five (5) days after the date of service of such notice.

Section 4 – Headings - The headings appearing in this contract are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any article or section of this contract.

Section 5 – Survival - The rights and obligations of the parties under this contract shall survive for a period of six (6) years after the completion of the wind-down period.

Section 6 – Waiver - No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations under this contract shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this contract. Failure on the part of any party to complain of any act or failure to act by any of the other parties or to declare any of the other parties in default, regardless of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

Section 7 – Force Majeure - The parties shall be excused for the period of any delay in the performance of any obligations under this contract when prevented from performing such obligations by cause or causes beyond their reasonable control, including, without limitation, civil commotion, war, invasion, rebellion, hostilities, military or usurped power, sabotage, pestilence, riots, fire or other casualty or acts of God.

Section 8 – Use of DRMS Name; Public Communications - Contractor shall not use the name of DRMS, DLA or DOD or its logos for any marketing or other purposes without the express prior written consent of DRMS, which consent may be withheld for any reason whatsoever and is subject to the sole discretion of DRMS. Contractor shall not publicly denigrate the surplus property disposition program of the U.S. Department of Defense or the conduct thereof by DRMS.

Section 9 – Tense and Gender - Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this contract, this contract shall be read as if the appropriate gender had been used.

Section 10 – Entire Agreement; Modification - This contract, and the materials incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained in this contract. If there is any inconsistency between the terms of this contract and those of any Appendix, Schedule or Exhibit, the terms of this contract shall govern. There are no promises or other agreements, oral or written, express or implied, between the parties other than as set forth in this contract. No change or modification of, or waiver or compromise under, this contract shall be valid unless it is in writing and signed by a duly authorized representative of the party against which it is to be enforced. Contractor understands and agrees to submit a written request for contract modification to the SCO prior to effecting any change from that stated in its technical proposal (including any subcontractors identified therein), and/or sale of Government property-item bid page, whether occurring before or after the release of the property. Contractor further agrees not to effect such changes without first receiving the written approval of the SCO.

Section 11 – Computation of Time - In computing any period of time prescribed or allowed by this contract, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included unless it is not a business day, in which event the period runs until the end of the next business day.

Section 12 – Electronic Communication - DRMS and Contractor shall cooperate to facilitate delivery of Delivery Orders, Statement of Accounts, and other required reports to the extent reasonably practical by electronic transmission, such as by electronic mail or file transfer, rather than by delivery of a physical removable magnetic or optical storage medium.

ADDITIONAL TERMS AND CONDITIONS OF SALE

The following General Information and Instructions and Special Conditions of Sale contained in the Defense Reutilization and Marketing Service pamphlet entitled, “Sale by Reference - Instructions, Terms and Conditions Applicable to Department of Defense Personal Property Offered for Sale by Defense Reutilization and Marketing Service, March 1994” (hereinafter, Sale by Reference; a copy of the Sale by Reference is available on the DRMS web site, www.drms.dla.mil, then click on Sales Customer), are hereby incorporated by reference and become a part of this IFB and any resulting contract:

Part 1 General Information and Instructions - All Conditions except 4.

Part 2 General Sale Terms and Conditions - All Conditions except 4, 7, 12, 14, 28, 29, 30, 32 & 33.

Part 4 Special Sealed Bid Term Conditions - All Conditions except Articles A and D.

Part 5 Additional Special Circumstance Conditions – As follows:

Article D:	Liability and Insurance
Article F:	Privacy Act Materials
Article H:	Radio Frequency Devices
Article L:	Medical Devices

Part 7 Additional Special Circumstance Conditions Hazardous and Dangerous Property - As follows:

Article C:	Transporting Hazardous Material Containers
Article E:	Dangerous Property
Article F:	Compressed Gas Cylinders
Article J:	Respiratory Protection Program
Article L:	Asbestos
Article M:	Packaging, Marking, and Disposal of Asbestos
Article N:	Asbestos Dust Control and House Keeping and Clean-up Procedures
Article Q:	Cartridge Cases
Article R:	Disposition and Use of Hazardous Property
Article S:	Government’s Right of Surveillance
Article T:	Right of Refusal for Hazardous Property
Article U:	Record Maintenance
Article V:	Certified and Non-Certified Radiation Emitting Electronic Products
Article W:	Radioactive Material
Article X:	Beryllium Dust/Powder

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ADDITIONAL CONTRACT ADVISEMENTS

Prospective bidders should note that work performed on Government premises, such as at DRMOs and other delivery points, may be subject to the provisions of Public Law 89-176, September 10, 1965 (18 U.S.C. 4082(c)(2)) and Executive Order 11755, December 29, 1973 (convict labor), and/or the Contract Work Hours and Safety Standards Act (40 U.S.C. 327-333) and regulations of the Secretary of Labor there under (overtime compensation).

Prospective bidders should also note that provisions of the Food, Drug and Cosmetic Act, 21 U.S.C. 311 et seq. and regulations promulgated there under forbid the sale of adulterated or misbranded medical devices.

Prospective bidders should also note that there are certain Public Laws that may impact the flow of items:

Public Law 98-575, Commercial Space Launch Act (“CSLA”), dated October 30, 1984 - The purposes of the CSLA are to promote economic growth and entrepreneurial activity through the utilization of the space environment for peaceful purposes; encourage the private sector to provide launch vehicles and associated launch services; facilitate/encourage the acquisition (sale, lease, transaction in lieu of sale, or otherwise) by the private sector of launch property of the U.S. which is “excess or otherwise not needed for public use,” in consultation with Secretary of Transportation. Donation screening is not required prior to sale.

Wildfire Suppression Aircraft Transfer Act of 1996, dated January 3, 1996 - This act authorizes the sale of excess Department of Defense (DOD) aircraft and aircraft parts to facilitate the suppression of wildfire. Prior to the sale, the Secretary of Agriculture must certify that the person or entity is capable of meeting the terms and conditions of a contract to deliver fire retardant by air. The purchaser must certify that the aircraft and aircraft parts will be used only for wildfire suppression purposes.

Public Law 106-181, Oil Spill Containment Act - This statute, also known as “The Wendell H. Ford Aviation Investment and Reform Act for the 21st Century,” allows DOD, during the period 4 April 2000 through 30 September 2002, to sell aircraft and aircraft parts to a person or entity that provides oil spill response services (including the application of oil dispersants by air).

HAZARDOUS PROPERTY: Should hazardous property be issued under this contract, the Government cautions that the item, material, or substance, or one or more components, parts, constituents or ingredients thereof may be corrosive, reactive, ignitable or exhibit other hazardous or toxic properties. The Government assumes no liability for any damage to the property of the Contractor, to the property of any other person, or the public property, or for any personal injury, illness, disability or death to the Contractor, Contractor’s employees, or any other person subject to Contractor’s control, or to any other person including members of the general public, or for any other consequential damages arising from or incident to the purchase, use, processing, disposition, or any subsequent operations performed upon, exposure to or contact with any component, part, constituent or ingredient of this item, material or substance. The Contractor agrees to hold harmless and indemnify the

Government for any and all costs and expenses incurred incident to any claim, suit, demand, judgment, action, debt, liability costs and attorney’s fees or any other request for monies or any other type of relief arising from or incident to the purchase, use, processing, disposition, subsequent operation performed upon, exposure to or contact with any component, part, constituent or ingredient of this item, material or substance, whether intentional or accidental.

RESOURCE CONSERVATION AND RECOVERY ACT NOTICE: EPA Hazardous Waste Regulations, 40 CFR Part 260 et seq. published at 45 Federal Register 33063-33285, May 19, 1980, became effective on November 19, 1980. These cradle-to-grave regulations detail the responsibilities of generators, transporters, treaters, storers and disposers of hazardous waste. Civil and criminal penalties are available for noncompliance. DRMS does not intend to transfer any RCRA regulated hazardous waste under this contract as regulated waste is disposed of under DRMS’ hazardous waste contracts. However, DRMS can make no representations as to when and under what circumstances state, federal or local environmental regulations may be applicable to Property transferred to and held by the Contractor.

CHEMICAL AGENT RESISTANT COATING (CARC) PAINT: Prospective offerors are cautioned that that some items are, or likely to contain or be coated with a chemical agent resistant to coatings containing trivalent chrome, lead, cobalt-zinc hexamethylene disocyanate and other chemicals which are a hazard to human health if not processed properly. The Government brings the following precautions/warnings to the attention of prospective offerors who plan to apply the CARC paint or disturb the coating on the property in any way:

Airline respirators should be used during application processing (applying/sanding/torch cutting, etc.) unless air sampling shows exposure to be below OSHA/host Government standards, then a chemical cartridge air-purifying respirator must be used.

CARC paint should be isolated from heat, electrical equipment, sparks and open flame during storage or application. Local exhaust ventilation should be used for inside processing.

Exposure to vapor/mist/dust or fumes can cause irritation to respiratory tract (lung, nose, throat), edema, dermatitis, dizziness, rash, itching, swelling of extremities, eye irritation or damage to nervous system, kidney or liver. Coating may be fatal if swallowed.

REFRIGERANT: Refrigeration equipment and appliances are subject to the Clean Air Act (CAA) Amendments of 1990 which prohibit the venting or release to the environment of Class I or Class II ozone depleting substances, and are also subject to the Refrigerant Recycling Rule in 40 Code of Federal Regulations (CFR) Subpart F 82, 150-166, requiring the recovery and verification of refrigerant removal by a certified technician, using certified recovery equipment prior to final disposal as scrap or in a landfill.

WARRANTY FOR USEABLE AIRCRAFT COMPONENTS / PARTS: The Contractor is advised that the aircraft components/parts on this sale may not currently be certified by the appropriate regulatory agencies for use on civilian aircraft. The Contractor represents, warrants, and guarantees to the Government that this (these) item(s) will not be used, offered for sale, or sold for use in civilian aircraft unless proper certification is obtained from the appropriate regulatory agencies. This (these) item(s) also may not be installed on any civilian aircraft unless installed by a Federal Aviation

Administration (FAA) certified repairman and/or mechanic. The Contractor agrees to hold the Government harmless from any and all demands, suits, actions, or claims of whatsoever nature arising from or out of violation of this warranty.

AIRCRAFT INSIGNIA AND MARKINGS: The Contractor will be required to permanently remove or obliterate all Military Service distinctive markings from aircraft prior to removal from the Government premises. The Contractor may remove or obliterate the markings by scraping, grinding, use of paint removers, or by other means upon approval of the SCO. This requirement does not apply to aircraft which are required to be demilitarized.

HELICOPTER BLADES AND TAIL ROTORS: It is the responsibility of the recipient to determine if the helicopter blade or tail rotor as designed and manufactured can be put to the use intended by the recipient since there may be use requirements which may not be met by military specifications or serviceability criteria. Each item has an accompanying historical record with which the further use of the item for its designed purpose can be determined.

KITCHEN STOVES: Contractor shall ensure that the warning statement which is affixed to such items regarding their design features and reuse will not be removed prior to sale to an ultimate user, and Contractor shall include this clause in its entirety in any later sale or transfer of title, unless Contractor modifies, replaces or repairs the stoves to remove or eliminate the hazard.

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DEFINITIONS

Actual Cost: An amount determined on the basis of the cost incurred.

Allocable Cost: A cost is allocable to a Government contract if it is incurred specifically for the contract, if it benefits both the contract and other work and can be distributed to them in a reasonable proportion to the benefits received, or is necessary to the overall operation of the business, although a direct relationship to any particular cost objective cannot be shown.

Allowable Cost: A cost is allowable only when the cost is reasonable and allocable. The Contractor is responsible for accounting for costs appropriately and for maintaining records, including supporting documentation, adequate to demonstrate that any cost claimed have been incurred, are allocable to the contract, and comply with applicable cost principles in FAR Part 31 and DOD or DLA supplements. The SCO may disallow all or part of a claimed cost that is inadequately supported.

Acquisition Cost: The amount identified as the original cost or estimated replacement cost paid for property.

Acquisition Value: The amount indicated on Delivery Order that is computed by multiplying the “Quantity” by the “Item Unit Price”.

Alternative Dispute Resolution (ADR): Any procedure (for example, mediation, conciliation, facilitation, fact-finding, etc.), or any other method to which the parties agree for resolving issues in controversy, except the term does not include unassisted negotiations.

Bid Percentage: The amount, expressed as a percentage of Acquisition Value, offered by the Contractor.

Business Day: Any day that is not a Saturday, Sunday or a Federal Government observed holiday. Federal holidays presently include New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

Contractor’s Purchase Price: The Acquisition Value of a particular item of property multiplied by the applicable Bid Percentage offered.

Controlled Property Center (CPC): A DRMS facility where property is reviewed and verified.

CONUS: Continental United States.

Day: A business calendar day.

Defense Reutilization and Marketing Office (DRMO): The organization entity having responsibility for the control over disposal property.

Defense Reutilization and Marketing Service (DRMS): The organization vested with operational command and administration of the Defense Reutilization and Marketing Program.

Demilitarization Code: A single character alpha code assigned by the Item Manager identifying the degree of demilitarization necessary prior to accomplishing final disposition of an item.

Direct Cost: Costs identified specifically with a contract.

DOD: Department of Defense.

Disposal Turn in Document Number (DTID): A 14-position alpha/numeric combination used to identify a line item of property consisting of Department Of Defense (DOD) address code, julian date and serial number. The DD Form 1348-1A/2 is the standard document for turn-in of property to the DRMO. This may be submitted in electronic format.

Federal Supply Class (FSC): A commodity classification code primarily used in the National Stock Number (NSN). The first 2 digits of the code identify the group and the last 2 digits identify the classes within the group.

Generator: The activity that produces the excess, surplus, foreign excess or other property; usually the entity formerly in physical possession and/or control of the property.

Hazardous Material (HM): Any material that is capable of posing an unreasonable risk to health, safety, and property during transportation in the United States. Overseas, HM is defined in the applicable Final Governing Standards or Overseas Environmental Baseline Guidance Document, and/or host nation laws and regulations.

Hazardous Waste (HW): Any property regulated under the Resource Conservation and Recovery Act (RCRA) or state regulation as a hazardous waste.

Invitation For Bid: An offer for bid submission.

Line Item: A single line entry on a reporting form that indicates a quantity of property located at any one activity having the same description, condition code and unit cost. The reporting form can be either a generator-initiated DTID/ETID, or a contractor-developed tally-in sheet when used for furniture receipts. A line item may be comprised of one or multiple units.

Local Stock Number (LSN): A locally purchased item with no NSN assignment.

National Item Identification Number (NIIN): A 9-digit number (immediately following the FSC) assigned to an item of supply that differentiates it from all other items of supply.

National Stock Number (NSN): A 13-digit number consisting of the 4-digit FSC and the 9-digit NIIN that is assigned to identify an item of supply within the materiel management function.

Performance Period: Timeframe of the contract, to include any options offered.

Reasonable Cost: A cost is reasonable if, in its nature and amount, does not exceed that which would be incurred by a prudent person in the conduct of competitive business. Reasonableness of specific costs must be examined with particular care in connection with firms or their separate divisions that may not be subject to effective competitive restraints. No presumption of reasonableness shall be attached to the incurrence of costs by the Contractor. If an initial review of the facts results in a challenge of a specific cost by the SCO, the burden of proof shall be upon the Contractor to establish that such costs is reasonable.

Receipt In Place (RIP): Property being held at a location outside the DRMS network although on the DRMS accountable record during the disposal process and safeguarded by the Generator.

R/T/D: Reutilization/Transfer/Donation.

Sales Contracting Officer (SCO): A duly appointed individual granted the authority to sell surplus and foreign excess personal property by various prescribed methods of sale.

Scrap Property: A designation assigned by or with the approval of DRMS personnel meaning the items has no value in excess of that of the item’s basic material content.

Unallowable Cost: Any cost that, under the provisions of any pertinent law, regulation, or contract, cannot be included in prices, cost-reimbursements, or settlements under a Government contract to which it is allocable.

Useable Property: A designation assigned by or with the approval of DRMS personnel meaning that the item has value in excess of that of the item’s material content.

SALE OF GOVERNMENT PROPERTY AMENDMENT OF INVITATION FOR BIDS/MODIFICATION OF CONTRACT

1. AMENDMENT TO INVITATION FOR BIDS NO.: 7		2. EFFECTIVE DATE

SUPPLEMENTAL AGREEMENT NO.:		06/3/08

3. ISSUED BY DEFENSE REUTILIZATION AND MARKETING SERVICE INTERNATIONAL SALES OFFICE, ATTN:DRMS-J-362 74 N WASHINGTON STREET BATTLE CREEK MI 49017-3092		NAME AND ADDRESS WHERE BIDS ARE RECEIVED DEFENSE REUTILIZATION AND MARKETING SERVICE INTERNATIONAL SALES OFFICE, ATTN:DRMS-J-362 74 N WASHINGTON STREET BATTLE CREEK Ml 49017-3092

☒ AMENDMENT OF INVITATION FOR BIDS NO. (See Item 6) 08-0001	DATED 02/08	☐ MODIFICATION OF CONTRACT NO. (See Item 8)	DATE

6. THIS BLOCK APPLIES ONLY TO AMENDMENTS OF INVITATIONS FOR BIDS

The above numbered invitation for bids is amended as set forth in Item 9. Bidders must acknowledge receipt of this amendment unless indicated otherwise in Item 11 prior to the hour and date specified in the invitation for bids, or as amended, by one of the following methods:

(a)  By signing and returning              copies of this amendment;

(b)  By acknowledging receipt of this amendment on each copy of the bid submitted; or

(c)  By separate letter or telegram which includes a reference to the invitation for bids and amendment number.

FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE ISSUING OFFICE PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR BID. If by virtue of this amendment you desire to change a bid already submitted, such change may be made by telegram or letter, provided such telegram or letter makes reference to the invitation for bids and this amendment, and is received prior to the opening hour and date specified.

7. ACCOUNTING AND APPROPRIATION DATA (If required)

8. THIS APPLIES ONLY TO MODIFICATION OF CONTRACTS This Supplemental Agreement is entered into pursuant to authority of

9.  DESCRIPTION OF AMENDMENT/MODIFICATION (Except as provided below all terms and conditions of the document      referenced in Item 5 remain in full force and effect)

DRMS is amending Request For Technical Proposals (RFTP)/Invitation For Bid (IFB) Number 08-0001 with the following change:

THE HOUR AND DATE FOR RECEIPT OF BIDS ☒ IS NOT EXTENDED. ☐ IS EXTENDED UNTIL O’CLOCK (LOCAL TIME) DATE

10. BIDDER/PURCHASER NAME AND ADDRESS (Include ZIP Code)		11. ☒	BIDDER IS NOT REQUIRED TO SIGN THIS DOCUMENT
		☐	PURCHASE IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ORIGINAL AND 0 COPIES TO THE ISSUING OFFICE

12. SIGNATURE FOR BIDDER/PURCHASER		15. UNITED STATES OF AMERICA
BY		BY	/s/ Tina Aldrich
(SIGNATURE OF PERSON AUTHORIZED TO SIGN)		(SIGNATURE OF CONTRACTING OFFICER)

13. NAME & TITLE OF SIGNER (Type or print)	14. DATE SIGNED	16. NAME OF CONTRACTING OFFICER (Type or print) TINA ALDRICH	17. DATE. SIGNED 6/3/08

GPO : 1970 0F—390-461 (40-X)	STANDARD FORM 114D JAN. 1970 EDITION GENERAL SERVICES ADMINISTRATION FPMR (41 CFR) 101-45.3 114-501

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Request For Technical Proposals (RFTPs)/Invitation For Bid (IFB) 08-0001 Amendment 7

The Request For Technical Proposals (RFTPs), Page 11, Paragraph entitled, “Notice of Unacceptable Proposals”, is deleted in its entirety and replaced by the following:

“When a technical proposal is rated unacceptable, the SCO will notify the firm of the basis of the determination and that a revision of the proposal will not be considered. Requests for debriefings must be submitted by facsimile or electronic mail on or before June 6, 2008. The SCO will provide the debriefing on or before June 10, 2008.

Unsuccessful bidders under step 2 of this two-step sealed bid process, by written request submitted within 5 days after award, may request a debriefing.”

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SALE OF GOVERNMENT PROPERTY AMENDMENT OF INVITATION FOR BIDS/MODIFICATION OF CONTRACT

1. AMENDMENT TO INVITATION FOR BIDS NO.: 8		2. EFFECTIVE DATE

SUPPLEMENTAL AGREEMENT NO.:		06/9/08

3. ISSUED BY DEFENSE REUTILIZATION AND MARKETING SERVICE INTERNATIONAL SALES OFFICE, ATTN:DRMS-J-362 74 N WASHINGTON STREET BATTLE CREEK MI 49017-3092		NAME AND ADDRESS WHERE BIDS ARE RECEIVED DEFENSE REUTILIZATION AND MARKETING SERVICE INTERNATIONAL SALES OFFICE, ATTN:DRMS-.J-362 74 N WASHINGTON STREET BATTLE CREEK MI 49017-3092
☒ AMENDMENT OF INVITATION FOR BIDS NO. (See Item 6) 08-0001	DATED 02/08	☐ MODIFICATION OF CONTRACT NO. (See Item 8)		DATE

6. THIS BLOCK APPLIES ONLY TO AMENDMENTS OF INVITATIONS FOR BIDS

The above numbered invitation for bids is amended as set forth in Item 9. Bidders must acknowledge receipt of this amendment unless indicated otherwise in Item 11 prior to the hour and date specified in the invitation for bids, or as amended, by one of the following methods:

(a)  By signing and returning              copies of this amendment;

(b)  By acknowledging receipt of this amendment on each copy of the bid submitted; or

(c)  By separate letter or telegram which includes a reference to the invitation for bids and amendment number.

FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE ISSUING OFFICE PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR BID. If by virtue of this amendment you desire to change a bid already submitted, such change may be made by telegram or letter, provided such telegram or letter makes reference to the invitation for bids and this amendment, and is received prior to the opening hour and date specified.

7. ACCOUNTING AND APPROPRIATION DATA (If required)

8. THIS APPLIES ONLY TO MODIFICATION OF CONTRACTS This Supplemental Agreement is entered into pursuant to authority of

9. DESCRIPTION OF AMENDMENT/MODIFICATION (Except as provided below all terms and conditions of the document referenced in Item 5 remain in full force and effect)

The Bid Opening Date for Invitation For Bid (IFB) Number 08-0001 has been changed to June 18, 2008, at 1:00pm EDST.

THE HOUR AND DATE FOR RECEIPT OF BIDS ☐ IS NOT EXTENDED, ☒ IS EXTENDED UNTIL 1:00pm EDST   O’CLOCK (LOCAL TIME)               DATE June 18, 2008

10. BIDDER/PURCHASER NAME AND ADDRESS (Include ZIP Code)		11.	☒	BIDDER IS NOT REQUIRED TO SIGN THIS DOCUMENT
			☐	PURCHASE IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ORIGINAL AND 0 COPIES TO THE ISSUING OFFICE

12. SIGNATURE FOR BIDDER/PURCHASER		15.	UNITED STATES OF AMERICA

BY		BY	/s/ Neil A. Watters
(SIGNATURE OF PERSON AUTHORIZED TO SIGN)		(SIGNATURE OF CONTRACTING OFFICER)

13. NAME & TITLE OF SIGNER (Type or print)	14. DATE SIGNED	16.NAME OF CONTRACTING OFFICER (Type or print) NEIL A. WATTERS		17. DATE SIGNED 6/9/08
GPO : 1970 OF—390-461 (40-X)				STANDARD FORM 114D JAN. 1970 EDITION GENERAL SERVICES ADMINISTRATION FPMR (41 CFR) 101-45.3 114-501

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SALE OF GOVERNMENT PROPERTY AMENDMENT OF INVITATION FOR BIDS/MODIFICATION OF CONTRACT

1. AMENDMENT TO INVITATION FOR BIDS NO.: 9		2. EFFECTIVE DATE

SUPPLEMENTAL AGREEMENT NO.:		06/11/08

3. ISSUED BY DEFENSE REUTILIZATION AND MARKETING SERVICE INTERNATIONAL SALES OFFICE, ATTN:DRMS-J-362 74 N WASHINGTON STREET BATTLE CREEK MI 49017-3092		NAME AND ADDRESS WHERE BIDS ARE RECEIVED DEFENSE REUTILIZATION AND MARKETING SERVICE INTERNATIONAL SALES OFFICE, ATTN:DRMS-J-362 74 N WASHINGTON STREET BATTLE CREEK MI 49017-3092
☒ AMENDMENT OF INVITATION FOR BIDS NO. (See Item 6) 08-0001	DATED 02/08	☐ MODIFICATION OF CONTRACT NO. (See Item 8)		DATE

6. THIS BLOCK APPLIES ONLY TO AMENDMENTS OF INVITATIONS FOR BIDS

The above numbered invitation for bids is amended as set forth in Item 9. Bidders must acknowledge receipt of this amendment unless indicated otherwise in Item 11 prior to the hour and date specified in the invitation for bids, or as amended, by one of the following methods:

(a)  By signing and returning              copies of this amendment;

(b)  By acknowledging receipt of this amendment on each copy of the bid submitted; or

(c)  By separate letter or telegram which includes a reference to the invitation for bids and amendment number.

FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE ISSUING OFFICE PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR BID. If by virtue of this amendment you desire to change a bid already submitted, such change may be made by telegram or letter, provided such telegram or letter makes reference to the invitation for bids and this amendment, and is received prior to the opening hour and date specified.

7. ACCOUNTING AND APPROPRIATION DATA (If required)

8. THIS APPLIES ONLY TO MODIFICATION OF CONTRACTS This Supplemental Agreement is entered into pursuant to authority of

9. DESCRIPTION OF AMENDMENT/MODIFICATION (Except as provided below all terms and conditions of the document referenced in Item 5 remain in full force and effect)

DRMS is amending Invitation For Bid (IFB) Number 08-0001 with the following changes: THE HOUR AND DATE FOR RECEIPT OF BIDS ☒ IS NOT EXTENDED, ☐ IS EXTENDED UNTIL O’CLOCK (LOCAL TIME) DATE

10. BIDDER/PURCHASER NAME AND ADDRESS (Include ZIP Code)		11.	☒	BIDDER IS NOT REQUIRED TO SIGN THIS DOCUMENT
			☐	PURCHASE IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ORIGINAL AND 0 COPIES TO THE ISSUING OFFICE

12. SIGNATURE FOR BIDDER/PURCHASER		15.	UNITED STATES OF AMERICA

BY		BY	/s/ Neil A. Watters
(SIGNATURE OF PERSON AUTHORIZED TO SIGN)		(SIGNATURE OF CONTRACTING OFFICER)

13. NAME & TITLE OF SIGNER (Type or print)	14. DATE SIGNED	16.NAME OF CONTRACTING OFFICER (Type or print) NEIL A. WATTERS		17. DATE SIGNED 6/11/08
GPO : 1970 OF—390-461 (40-X)				STANDARD FORM 114D JAN. 1970 EDITION GENERAL SERVICES ADMINISTRATION FPMR (41 CFR) 101-45.3 114-501

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The DRMS response to Question 374 of the Questions and Answers (1 thru 377 to include all updates/follow-ons/clarifications) that were incorporated into Invitation For Bid 08-0001 via Amendment 6 (dated 5/28/08) is changed as follows:

Q374 - Can questions regarding the IFB be submitted and addressed by DRMS after the RFTP due date?

A374 – Yes.

Revised A374 – No further questions/updates/follow-ups/clarifications will be accepted or provided by DRMS with regard to this IFB.

The following questions and answers have been posted to the DRMS website and are incorporated into this IFB:

Q378 - Request Clarification Statement regarding Q278. Question 278 and the agency’s answer stated:

Q278 – Has the CV2 Contractor resold property directly to 3rd parties without the property being made available for sale via online auction?

A278 - Yes, rarely.

A378 - During FY07, the CV2 Sales Contractor sold approximately 45% of the property (by acquisition value) using a sealed bid method and 55% using an online auction method. Whether by online auction or sealed bid, all property sales were advertised and marketed on the Contractor’s website as well as traditional offline marketing techniques (newspaper, industry publications, and direct mail).

Q379 - The IFB assesses a penalty of 50% of acquisition value for any item that DRMS has identified as not eligible for sale (Controlled Property). “yet DRMS finds it for sale on the Contractor’s website.” Given the fact that the portion of the acquisition value delivered under CV2 sold under sealed bids is not visible on website and that these items have a much lower sales value relative to their original acquisition value, shouldn’t the penalty be lower for these low value items as the 50% penalty will be more disproportionate to their resale value?

A379 – The penalty for advertising or selling controlled property is 50% of the property’s acquisition value, regardless of the market value of the property. All property must be advertised on the eFAS website regardless of the sales method, sealed bid or auction.

(see question and response 124)

DRMS has issued a solicitation for a contractor to manage the Controlled Property Center (CPC) function currently handled by the CV2 sales contractor. We have the following related questions:

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Q380 - How are the responsibilities between the control property center (CPC) small business contractor and the new useable sales contractor going to be clearly delineated? Will the sales contractor be indemnified for the CPC small business contractor’s mistakes for referring property to the sales contractor that is later determined to be Controlled Property?

A380 – Contractor responsibilities are set forth in the respective invitation and solicitation. All property will be referred by DRMS after DRMS determines the property is appropriate and safe to sell. DRMS will not indemnify the Contractor for any improper property referrals by DRMS. The agency is relying on the expertise of the Contractor to assist in the identification of any such oversights.

Q380A - Given that the control property center (CPC) small business contractor has no penalty and, perhaps savings, from recommending the destruction of saleable property, versus processing and referring items to the sales channel, what is the incentive for this small business contractor not to recommend the destruction of all, or the vast majority of, property received at the controlled property centers including valuable saleable items?

A380A – Question is irrelevant to this sales invitation and should be directed to the Contracting Officer responsible for the CPC Solicitation SP4410-08-R-0001.

Q380B - Will the sales contractor have the ability to challenge the improper scrapping out of property at the CPC’s? If so, how will this process work?

A380B – The sales contractor will not have the ability to challenge the scrapping of property under this sales invitation.

Q380C - It would appear that the CPC small business contractor has the discretion to scrap F, G and H property. Given that historically approximately 70% of the acquisition value of property referred under the surplus contract is in F, G, and H condition, this would appear to be a significant new risk factor which could reduce sales under the surplus contract. What safeguards would prevent a large increase in the scrapping of this property by the new CPC small business contractor?

Q380C – Question is irrelevant to this sales invitation and should be directed to the Contracting Officer responsible for the CPC Solicitation SP4410-08-R-0001.

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